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YOU ON DEMAND HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

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YOU ON DEMAND HOLDINGS, INC.
27 Union Square, West Suite 502
New York, New York  10003
212-206-1216

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about May 6, 2013, to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of YOU On Demand Holdings, Inc., a Nevada corporation (the “Company”), as of the close of business on April 12, 2013  (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This Information Statement relates to a written consent in lieu of a meeting, dated April 12, 2013, (the “Written Consent”) of shareholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Shareholders”).  Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us” or “our” are references to YOU On Demand Holdings, Inc.

The Written Consent (i) approved the “negative clawback” provisions contained in Section 8.6 of that certain Securities Purchase Agreement, dated August 30, 2012, by and among the Company, Chardan Capital Markets, LLC and the investors signatory thereto (the “SPA”), (ii) approved the anti-dilution provisions contained in Section 9(c) of the warrants, dated August 30, 2012, issued to the investors signatory to the SPA (collectively, the “Warrants”), (iii) approved the provisions regarding adjustments to the conversion price of the Company’s Series C Preferred Stock as set forth in Section 6(a) of the Certificate of Designation of Series C Preferred Stock (the “Series C COD”), and (iv) approved an amendment to Section 3(a)(i) of that certain Convertible Promissory Note, dated May 10, 2012, as amended on May 21, 2012 (the “Note”), issued by the Company to Mr. Shane McMahon, to remove the $4.75 floor imposed on the conversion price of the Note following a financing.

The Written Consent constitutes the consent of a majority of the total number of shares eligible to vote on matters submitted to a vote of holders of our Common Stock and is sufficient under the Nevada Revised Statutes and our bylaws to approve each of the matters set forth therein.  Accordingly, the matters approved in the Written Consent are not currently being submitted to our other shareholders for a vote.  The action taken by Written Consent will become effective approximately 20 days after the filing of this Information Statement (the “Effective Date”).

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matters described herein.  This Information Statement is being furnished to you solely for the purpose of informing you of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

By Order of the Board of Directors,

Marc Urbach
President

GENERAL INFORMATION

This Information Statement is being first mailed on or about May 6, 2013 to our shareholders by our Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one copy of this Information Statement is being delivered to two or more shareholders who share an address unless we have received contrary instruction from one or more of such shareholders.  We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, if in the future you would like to receive multiple copies of information statements, proxy statements or annual reports, or if you are currently receiving multiple copies of these documents and would like to receive only a single copy, please so instruct us by calling or writing to our corporate secretary at the Company’s executive offices at the telephone number or address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CORPORATE ACTIONS TAKEN BY THE MAJORITY SHAREHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY SHAREHOLDERS

Under the Nevada Revised Statutes and our bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power.

On the Record Date, we had (i) 14,819,691 shares of Common Stock issued and outstanding, with the holders thereof being entitled to cast one vote per share, and (ii) 7,000,000 shares of Series A Preferred Stock issued and outstanding, with holders thereof being entitled to cast ten (10) votes for every share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock (each share of Series A Preferred Stock is convertible into 0.1333 shares of Common Stock).  Each shareholder is entitled to one vote per share of Common Stock on any matter that may properly come before the shareholders.

CONSENTING SHAREHOLDERS

On April 12, 2013, shareholders holding a majority of our outstanding voting securities consented in writing to the approval of the matters set forth herein.  The approvals by the Majority Shareholders will be effective following the expiration of the 20-day period mandated by Rule 14c-2.

PROPOSALS BY SHAREHOLDERS

No shareholder entitled to vote has transmitted any proposal to be acted upon by the Company.

DISSENTERS’ RIGHTS

Under the Nevada Revised Statutes, holders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the Written Consent.

APPROVAL OF THE “NEGATIVE CLAWBACK” PROVISIONS CONTAINED IN SECTION 8.6 OF THE AUGUST 30, 2012 SPA

On August 30, 2012, the Company entered into the SPA with certain investors (the “Investors”) pursuant to which the Company offered the Investors the option to purchase either (i) Class A Units (each, a “Class A Unit”), with each Class A Unit Consisting of one share of the Company’s common stock and (b) a Warrant, or (ii) Class B Units (each, a “Class B Unit”), with each Class B Unit consisting of (x) one share of the Company’s Series C Preferred Stock and (y) a Warrant.  Pursuant to Section 8.6 of the SPA, the Company agreed to a negative clawback  provision (the “Negative Clawback”).  Under the Negative Clawback,  if at any time after the closing the Company consummates an underwritten public offering (a “Subsequent Public Financing”) with respect to the purchase and sale of common stock or preferred stock (collectively, “Additional Securities”) of the Company resulting in a price per share of such Additional Securities (after giving effect to the conversion of any preferred stock to be issued in the Subsequent Public Financing) of less than $4.00 (the “Public Financing Price”), then, simultaneously with the closing of such Subsequent Public Financing, the Company shall be obligated to issue to each Investor of Class A Units only, for no additional consideration, that number of Common Shares as is equal to (i) the number of Common Shares that would have been issuable to such  Class A Investor at closing if the Per Unit Purchase Price were equal to the greater of (A) the Public Financing Price and (B) $2.50, minus  (ii) the number of Common Shares issued to the Class A Investor at the closing.  In addition, the Company agreed that it may not consummate a Subsequent Public Financing where the Public Financing Price is below $2.50, without the prior written consent or affirmative vote of Investors representing a majority of the units sold pursuant to the SPA.

Pursuant to the SPA, the Negative Clawback is not effective until such provision is approved by a majority of the Company’s stockholders.  On April 12, 2013, the Majority Shareholders approved the Negative Clawback, and such approval will be effective following the expiration of the 20-day period mandated by Rule 14c-2.

On December 19, 2012, the Company closed a public offering of 1,800,000 shares of Common Stock at a per share price of $1.50 (the “Offering”).  The approval from the Majority Stockholders is retroactive to the Offering.  Accordingly, pursuant to the terms of the Negative Clawback, the Investors and the placement agent on the August 30, 2012 private placement will be entitled to receive an aggregate of 436,238 additional shares of Common Stock.

The issuance of the 436,238 additional shares of our common stock in connection with the approval of the Negative Clawback will have a dilutive effect on existing disinterested shareholders.

APPROVAL OF THE ANTI-DILUTION PROVISIONS CONTAINED IN SECTION 9(C) OF THE AUGUST 30, 2012 WARRANTS

In connection with the closing of the transactions contemplated by the SPA, the Company issued an aggregate of 977,063 Warrants to the Investors and the placement agent for the transaction.  Pursuant to Section 9(c) of the Warrants, if the Company, at any time after the closing, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues, any common stock or any securities convertible or exercisable into common stock, (except for certain exempt issuances set forth in the Warrant), at an effective price per share that is lower than the exercise price of the Warrants, then the exercise price shall be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue.

Pursuant to the Warrant, the provision regarding adjustment to the exercise price of the Warrants for subsequent issuances as set forth in Section 9(c) shall not be effective until such provision is approved by a majority of the Company’s stockholders.  On April 12, 2013, the Majority Shareholders approved the provisions of Section 9(c) of the Warrant, and such approval will be effective following the expiration of the 20-day period mandated by Rule 14c-2.

As the approval from the Majority Stockholders is retroactive to the Offering, the exercise price of the Warrants will be $1.50 upon effectiveness of such approval.

While the number of shares underlying the Warrants has not changed, the approval of the anti-dilution provision of the Warrants and the resulting reduction of the exercise price of the Warrants to from $4.25 to $1.50 may, to the extent that such Warrants are exercised due to the lower exercise price, have a dilutive effect on existing disinterested shareholders.

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO APPROVE THE PROVISIONS REGARDING ADJUSTMENTS TO THE CONVERSION PRICE OF THE COMPANY’S SERIES C PREFERRED STOCK

In connection with the closing of the transactions contemplated by the SPA, the Company issued an aggregate of 250,000 shares of Series C Preferred Stock to certain Investors.  Pursuant to Section 6(a) of the Series C COD filed with the Secretary of State of the State of Nevada, each share of Series C Preferred Stock is convertible, at any time at the option of the holder, into such number of shares of common stock equal to the product of (i) the number of shares of Series C Preferred Stock to be converted, multiplied by (ii) $4.00, and divided by (iii) the conversion price, which is equal to the lesser of (x) $4.00 and (y) the price per share paid by investors in a Subsequent Public Financing; provided, however, that the conversion price shall not, in any event, be less than $2.50.

Pursuant to the Series C COD, the provision regarding adjustment to the conversion price of the Series C Preferred Stock for subsequent issuances as set forth in Section 6(a) of the Series C COD will not be effective until such provision is approved by a majority of the Company’s stockholders.  April 12, 2013, the Majority Shareholders approved the provisions of Section 9(c) of the Series C COD, and such approval will be effective following the expiration of the 20-day period mandated by Rule 14c-2.

As the approval from the Majority Stockholders is retroactive to the Offering, the conversion price of the Series C Preferred Stock will be $2.50 upon effectiveness of such approval.

The adjustment to the conversion price of the Series C Preferred Stock may, to the extent that shares of Series C Preferred Stock are converted into shares common stock, have a dilutive effect on existing disinterested shareholders. Prior to the approval of the Majority Shareholders, the Series C Preferred Stock was convertible into an aggregate of 250,000 shares of common stock. Following the approval of the Majority Shareholders, the Series C Preferred Stock will be convertible into an aggregate of 400,000 shares of common stock.

APPROVAL OF AN AMENDMENT TO SECTION 3(a)(i) OF THAT CERTAIN CONVERTIBLE PROMISSORY NOTE, DATED MAY 10, 2012, AS AMENDED ON MAY 21, 2012.

On May 10, 2012, our Chairman and Chief Executive Officer, Mr. Shane McMahon, made a loan to the Company in the amount of $3,000,000.  In consideration for the loan, the Company issued a convertible note to Mr. McMahon in the aggregate principal amount of $3,000,000 (the “Note”).  Upon issuance, the conversion price of the Note was equal to the price per share paid for securities by investors in the most recent financing (as of the date of conversion) of equity or equity-linked securities of the Company.  Thereafter, on May 21, 2012, at the Company’s request, the Company and Mr. McMahon entered into Amendment No. 1 to the Note, pursuant to which the price per share at which the Note, or any convertible Securities into which the Note is converted, may be converted into shares of the Company’s common stock, shall not be less than $4.75, which amount represents the closing bid price of the Company’s common stock on the trading day immediately prior to the date of the Note in accordance with the rules and regulations of The Nasdaq Stock Market, Inc.

On April 12, 2013, the Majority Shareholders approved an amendment to Section 3(a)(i) of the Note, as amended on May 21, 2012, to remove the $4.75 floor to the conversion price of the Note and such approval and such amendment will be effective following the expiration of the 20-day period mandated by Rule 14c-2.

The removal of the $4.75 floor to the conversion price of the Note may, to the extent that the Note is converted into shares of common stock, have a dilutive effect on existing disinterested shareholders. Prior to the approval of the Majority Shareholders, the Note was convertible into 631,579 shares of common stock. Following the approval of the Majority Shareholders, the Note will be convertible into 2,000,000 shares of common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this information statement.

In addition to historical information, this information statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “believe,” “expect,” “anticipate,” “project,” “target,” “plan,” “optimistic,” “intend,” “aim,” “will” or similar expressions which are intended to identify forward-looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products or services; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, and without limitation those identified in Item 1A, “Risk Factors” included herein, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements.  Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this report to conform our prior statements to actual results or revised expectations.

Overview

We operate in the Chinese media segment, through our Chinese subsidiaries and VIEs, (1) a business which provides integrated value-added service solutions for the delivery of VOD and enhanced premium content for cable providers and (2) a cable broadband business based in the Jinan region of China.

Through our VIE, Sinotop, and it’s 80% owned operating joint venture Zhong Hai Video, we provide integrated value-added service solutions for the delivery of  VOD, and enhanced premium content for cable providers. Zhong Hai Video's revenue will be derived primarily from a VOD model, consisting of a fee to view movies, popular titles and live events.  At year end our VOD product was implemented on a limited basis for testing.  Our full product launch occurred in conjunction with the Chinese New Year during our first quarter of 2013.  Full roll out of our video on demand products began in the first quarter of 2013.

Through our VIE, Jinan Broadband, we provide cable and wireless broadband services, principally internet services, Internet Protocol Point wholesale services, related network equipment rental and sales, and fiber network construction and maintenance. Jinan Broadband’s revenue consists primarily of sales to our PRC-based internet consumers, cable modem consumers, business customers and other internet and cable services.

Through Shandong Media, we operate our publishing business, which includes the distribution of periodicals, the publication of advertising, the organization of public relations events, the provision of information related services, copyright transactions, the production of audio and video products, and the provision of audio value added communication services. Shandong Media's revenue consists primarily of sales of publications and advertising revenues. The Company has deconsolidated the net assets of Shandong Media as of July 1, 2012 and accounts for the remaining 30% interest in Shandong Media by the equity method.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•
Growth in the Chinese Economy. We operate in China and derive all of our revenues from sales to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our supplies and our other expenses. China has experienced significant economic growth, achieving an average annual growth rate of approximately 10% in gross domestic product from 1996 through 2011. China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession. However, China has not been entirely immune to the global economic slowdown and is experiencing a slowing of its growth rate.

•
PRC Economic Stimulus Plans. The PRC government has issued a policy entitled “Central Government Policy On Stimulating Domestic Consumption To Counter The Damage Result From Export Business Of The Country,” pursuant to which the PRC Central Government is dedicating approximately $580 billion to stimulate domestic consumption. Companies that are either directly or indirectly related to construction, and to the manufacture and sale of building materials, electrical household appliances and telecommunication equipment, are expected to benefit. We could potentially benefit if the stimulus plan injects funds into cable infrastructure allowing access to our PPV network.

•
Deployment of Value-added Services. To augment our product offerings and create other revenue sources, we work with strategic partners to deploy value-added services to our cable customers. Value-added services, including but not limited to the synergies created by the additions of our new assets, will become a focus of revenue generation for our company. No assurance can be made that we will add other value-added services, or if added, that they will succeed.

Taxation

United States

YOU On Demand Holdings, Inc. is subject to United States tax at a tax rate of 34%. No provision for income taxes in the United States has been made as YOU On Demand Holdings, Inc. had no income taxable in the United States.

Cayman Islands

CB Cayman was incorporated in the Cayman Islands. Under the current law of the Cayman Islands, it is not subject to income or capital gains tax. In addition, dividend payments are not subject to withholding tax in the Cayman Islands.

Hong Kong

Our subsidiary, Sinotop Hong Kong, was incorporated in Hong Kong and under the current laws of Hong Kong, is subject to Profits Tax of 16.5%. No provision for Hong Kong Profits Tax has been made as Sinotop Hong Kong has no taxable income.

The People’s Republic of China

Under the EIT Law, our Chinese subsidiaries and VIEs are subject to an earned income tax of 25.0%.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments to determine if there will be any change in the statutory income tax rate.

Consolidated Results of Operations

Comparison of Years Ended December 31, 2012 and 2011

In order to provide a more meaningful comparison of our financial results, our presentation of the Company’s Consolidated Results of Operations utilizes Pro Forma 2012 and 2011 financial information to exclude the impact of Shandong Media which was deconsolidated effective July 1, 2012 (See Note 11 to the audited financial statements included in this report for more information regarding the Deconsolidation of Shandong Media).

	Pro Forma Comparisons
	Year Ended
	As Reported	Shandong Media	Pro Forma
	December 31,	6 months	December 31,
	2012		2012
			(excluding Shandong Media)

Revenue	$6,873,000	$1,696,000	$5,177,000
Cost of revenue	7,083,000	1,229,000	5,854,000
Gross profit (loss)	(210,000)	467,000	(677,000)

Operating expense:
Selling, general and administrative expenses	10,811,000	717,000	10,094,000
Professional fees	1,345,000	-	1,345,000
Depreciation and amortization	4,083,000	58,000	4,025,000
Impairments of long-lived assets	840,000	-	840,000
Total operating expense	17,079,000	775,000	16,304,000

Loss from operations	(17,289,000)	(308,000)	(16,981,000)

Interest & other income / (expense)
Interest income	9,000	-	9,000
Interest expense	(79,000)	-	(79,000)
Right to purchase expense	(44,000)	-	(44,000)
Cost of reset provision	(659,000)	-	(659,000)
Change in fair value of warrant liabilities	647,000	-	647,000
Change in fair value of contingent consideration	1,313,000	-	1,313,000
Gain on investment in unconsolidated entities	68,000	-	68,000
Loss on investment write-off	(95,000)	-	(95,000)
Loss on write-off of uncollectible loans	(514,000)	(473,000)	(41,000)
Gain on deconsolidation of Shandong Media	142,000	-	142,000
Other	(140,000)	-	(140,000)

Loss before income taxes and noncontrolling interests	(16,641,000)	(781,000)	(15,860,000)

Income tax benefit	353,000	9,000	344,000

Net loss	(16,288,000)	(772,000)	(15,516,000)

Net loss attributable to noncontrolling interests	2,074,000	386,000	1,688,000

Net loss attributable to YOU On Demand shareholders	$(14,214,000)	$(386,000)	$(13,828,000)

Deemed dividends on preferred stock	(924,000)	-	(924,000)

Net loss attributable to YOU on Demand common shareholders	$(15,138,000)	$(386,000)	$(14,752,000)

	Pro Forma Comparisons
	Year Ended
	As Reported	Shandong Media	Pro Forma
	December 31,	12 months	December 31,
	2011		2011
			(excluding Shandong Media)

Revenue	$7,868,000	$2,993,000	$4,875,000
Cost of revenue	5,526,000	2,159,000	3,367,000
Gross profit	2,342,000	834,000	1,508,000

Operating expense:
Selling, general and administrative expenses	8,801,000	1,306,000	7,495,000
Professional fees	2,115,000	5,000	2,110,000
Depreciation and amortization	4,424,000	110,000	4,314,000
Impairments of long-lived assets	244,000	-	244,000
Total operating expense	15,584,000	1,421,000	14,163,000

Loss from operations	(13,242,000)	(587,000)	(12,655,000)

Interest & other income / (expense)
Interest income	11,000	-	11,000
Interest expense	(2,000)	-	(2,000)
Stock purchase right	(194,000)	-	(194,000)
Change in fair value of contingent consideration	3,000	-	3,000
Loss on investment in unconsolidated entities	(14,000)	-	(14,000)
Gain on deconsolidation of AdNet	470,000	-	470,000
Other	(44,000)	(2,000)	(42,000)

Loss before income taxes and noncontrolling interests	(13,012,000)	(589,000)	(12,423,000)

Income tax benefit	370,000	95,000	275,000

Net loss	(12,642,000)	(494,000)	(12,148,000)

Net loss attributable to noncontrolling interests	1,372,000	247,000	1,125,000

Net loss attributable to YOU On Demand shareholders	$(11,270,000)	$(247,000)	$(11,023,000)

The following table sets forth key components of our results of operations. As noted above, the table shows a Pro Forma 2012 and 2011 which excludes the impact of Shandong Media.

	Year Ended
	December 31,	December 31,	Amount	%
	2012	2011	Change	Change
	(Pro Forma)	(Pro Forma)

Revenue	$5,177,000	$4,875,000	$302,000	6%
Cost of revenue	5,854,000	3,367,000	2,487,000	74%
Gross (loss) profit	(677,000)	1,508,000	(2,185,000)	-145%

Operating expense:
Selling, general and administrative expenses	10,094,000	7,495,000	2,599,000	35%
Professional fees	1,345,000	2,110,000	(765,000)	-36%
Depreciation and amortization	4,025,000	4,314,000	(289,000)	-7%
Impairments of long-lived assets	840,000	244,000	596,000	244%
Total operating expense	16,304,000	14,163,000	2,141,000	15%

Loss from operations	(16,981,000)	(12,655,000)	(4,326,000)	34%

Interest & other income / (expense)
Interest income	9,000	11,000	(2,000)	-18%
Interest expense	(79,000)	(2,000)	(77,000)	3,850%
Stock purchase right	(44,000)	(194,000)	150,000	-77%
Cost of reset provision	(659,000)	-	(659,000)	-
Change in fair value of warrant liabilities	647,000	-	647,000	-
Change in fair value of contingent consideration	1,313,000	3,000	1,310,000	43667%
Gain on investment in unconsolidated entities	68,000	(14,000)	82,000	-586%
Loss on investment write-off	(95,000)	-	(95,000)	-
Loss on write-off of uncollectible loans	(41,000)	-	(41,000)	-
Gain on deconsolidation of Shandong Media	142,000	-	142,000	-
Gain on disposal of AdNet	-	470,000	(470,000)	-100%
Other	(140,000)	(42,000)	(98,000)	233%

Loss before income taxes and noncontrolling interests	(15,860,000)	(12,423,000)	(3,437,000)	28%

Income tax benefit	344,000	275,000	69,000	25%

Net loss	(15,516,000)	(12,148,000)	(3,368,000)	28%

Net loss attributable to noncontrolling interests	1,688,000	1,125,000	563,000	50%

Net loss attributable to YOU On Demand shareholders	$(13,828,000)	$(11,023,000)	$(2,805,000)	25%

Deemed dividends on preferred stock	(924,000)	-	(924,000)	-

Net loss attributable to YOU on Demand common shareholders	$(14,752,000)	$(11,023,000)	$(3,729,000)

The information provided below represents pro forma amounts for 2011 to exclude the impact of Shandong Media, which was deconsolidated effective July 1, 2012 (see Note 11 to the audited financial statements included in this report for more information on the Deconsolidation of Shandong Media).

Revenues

Revenues for the year ended December 31, 2012, totaled $5,177,000, as compared to $4,875,000 for 2011. The increase in revenue of approximately $302,000, or 6%, is attributable to increased revenue from Jinan Broadband. Jinan Broadband’s revenue consisted primarily of sales to our PRC based internet consumers, cable modem consumers, business customers and other internet and cable services of $5,172,000, an increase of $320,000, or 7%, as compared to $4,852,000 during 2011. The increase is primarily related to an increase in sales to our business customers.

Gross (loss) Profit

Our gross (loss) profit for the year ended December 31, 2012 was $(677,000), as compared to $1,508,000 during 2011.  The decrease in gross (loss) profit of approximately $2,185,000, or 145%, is mainly due to the amortization of content costs related to our VOD business.

Gross (loss) profit as a percentage of revenue was (13)% for the year ended December 31, 2012, as compared to 30% during 2011. The decrease is mainly due to content acquisition costs related to our VOD business.

Selling, General and Administrative Expenses

Our selling, general and administrative expenses for the year ended December 31, 2012, increased approximately $2,599,000 to $10,094,000, as compared to $7,495,000 for the year ended December 31, 2011.  The increase is mainly due to increased costs related to the development of our VOD business.

Salaries and personnel costs are the primary components of selling, general and administrative expenses. For the year ended December 31, 2012, salaries and personnel costs accounted for 56% of our selling, general and administrative expenses. For the year ended December 31, 2012, salaries and personnel costs totaled $5,566,000, an increase of $1,502,000, or 37%, as compared to $4,064,000 for the same period of 2011. The increase in our salaries and personnel costs increased because of the growth and development of our VOD business.

The other major components of our selling, general and administrative expenses include marketing and promotions, technology, rent and travel. For the year ended December 31, 2012, these costs totaled $2,447,000, an increase of $694,000, or 40% as compared to $1,753,000 in 2011.  The increase is mainly due to the growth and development of our VOD business.

Professional Fees

Professional fees are generally related to public company reporting and governance expenses as well as legal fees related to our VOD business. Our costs for professional fees decreased $765,000, or 36%, to $1,345,000 for the year ended December 31, 2012, from $2,110,000 during 2011.  Such decrease in professional fees was primarily due to increased legal fees in 2011during the early stages of development of our VOD business.

Depreciation and Amortization

Our depreciation expense decreased $438,000, or 18%, to $2,033,000 in the year ended December 31, 2012, from $2,471,000 during 2011, The decrease is due to certain equipment at Jinan Broadband being taken out of service due to changes in customer needs. As such, the Company ceased depreciating such equipment.

Our amortization expense increased $149,000, or 8%, to $1,992,000 in the year ended December 31, 2012, from $1,843,000 during 2011.  The increase is due to software, licenses and website development costs being recognized in 2012.

Impairment of Long-lived Assets

In 2012, we recorded an impairment charge of $840,000 related to our equipment assets at our Jinan Broadband subsidiary as discussed in Note 7 of our audited consolidated financial statements included in this report.

Right to Purchase Expense

FIL Investment Management (Hong Kong) Limited (“Fidelity”), a professional fiduciary for various accounts, had the right to purchase up to 5,625,000 shares of our common stock pursuant to the June 7, 2011 private placement. We recorded a charge of $44,000 for the year ended December 31, 2012, as compared to $194,000 for the same period of 2011, related to the valuation of this right to purchase.

Cost of Reset Provision

As a result of the negative clawback provisions included in our warrant agreements associated with our August 2012 private financings, we have reset the exercise price from $4.25 per share to $1.50 per share.  Accordingly, we valued the cost of this reset provision and recorded a charge to operations of $659,000 for the year ended December 31, 2012.

Change in Fair value of Warrant Liabilities

Our warrants are characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations and, accordingly, we reported a gain of $647,000 for the year ended December 31, 2012.  The gain is primarily due to the decrease in our closing stock price.

Change in Fair Value of Contingent Consideration

Our contingent consideration related to our acquisition of Sinotop Hong Kong is classified as a liability because the earn-out securities do not meet the fixed-for-fixed criteria under ASC 815-40-15. Further, ASC 815-40-15 requires us to re-measure at the end of every reporting period with the change in value reported in the statement of operations and, accordingly, we reported a gain of approximately $1,313,000 and $3,000 for the years ended December 31, 2012 and 2011, respectively. The gain is primarily due to decreases in our closing stock price.

Loss on Investment Write-off

In 2011, we entered into a purchase agreement with “Shandong Fu Ren” whereby we were obligated to pay approximately $157,000 to acquire 51% ownership of Shanghai Tianduo.  We advanced approximately $47,000 in 2011.  Since we entered into the agreement in 2011, the direction of our company has changed and thus the value of the investment has diminished.  As such, as of December 31, 2012, we wrote-off the initial investment of $47,000 and accrued a liability of$47,000 as an expected settlement payment to terminate the agreement for a total of $95,000.  In addition, in connection with the investment we advanced funds in the form of a loan for $40,000 which we wrote-off and recorded as loss on uncollectible loan.

Gain on Deconsolidation of Shandong Media

Effective July 1, 2012, we deconsolidated our ownership in Shandong Media and recorded a gain of $141,814 as discussed in Note 11 of our audited consolidated financial statements included in this report.

Net Loss Attributable to Non-controlling Interest

49% of the operating loss of our Jinan Broadband subsidiary is allocated to Jinan Parent, the 49% co-owner of this business. During the year ended December 31, 2012, $1,278,000 of our operating losses from Jinan Broadband was allocated to Jinan Parent, as compared to $705,000 during the same period of 2011.

20% of the operating loss of our Zhong Hai Video joint venture is allocated to Hua Cheng, our 20% joint venture partner. During the year ended December 31, 2012, $399,000 of our operating loss from Zhong Hai Video was allocated to Hua Cheng, as compared to $420,000 during the same period of 2011.

Deemed Dividends on Preferred Stock

We recorded a beneficial conversion feature associated with the Series C Preferred Stock, which was limited to the proceeds allocated to them. Because the preferred stock is immediately convertible at the option of the holder, we recorded deemed dividends of $924,000 from the beneficial conversion feature associated with the issuance of the Series C Preferred Stock.

Liquidity and Capital Resources

As of December 31, 2012, we had cash and cash equivalents of approximately $4,381,000. Approximately $1,450,000 is held in our Chinese subsidiaries. The company has no plans to repatriate these funds. We had a working capital deficit at December 31, 2012, of approximately $5,983,000.

The following table provides a summary of our net cash flows from operating, investing, and financing activities.

	Year Ended
	December 31,	December 31,
	2012	2011
Net cash used in operating activities	$(10,601,000)	$(5,735,000)
Net cash used in investing activities	(1,240,000)	(3,295,000)
Net cash provided by financing activities	8,660,000	10,247,000
Effect of exchange rate changes on cash	43,000	(282,000)
Net (decrease) increase in cash and cash equivalents	(3,138,000)	935,000
Cash and cash equivalents at beginning of period	7,519,000	6,584,000
Cash and cash equivalents at end of period	4,381,000	7,519,000

Operating Activities

The increase in cash used in operating activities relates to corporate and operational costs incurred primarily in the development of our VOD business.

Investing Activities

Cash used in investing activities was used primarily for (i) additions to property and equipment of $954,000 and $2,547,000 in 2012 and 2011, respectively, and (ii) investments in intangibles of $273,000 and $443,000 in 2011 and 2012, respectively.

Financing activities

In 2012, the Company received a $3,000,000 loan from our Chairman and Chief Executive Officer, Mr. Shane McMahon.  Also in 2012, we received net proceeds of $5,660,000 from the sale of our equity securities as discussed in Notes 15 and 16 to the audited consolidated financial statements included in this report. For 2011, the amount consisted primarily of proceeds received from the sale of our equity securities from our June 2011 financings.

We anticipate that we will need to raise additional funds to fully implement our business model and related strategies. We believe we have the ability to raise funds by various methods including utilization of our $50 million shelf registration as well as other means of financing. The fact that we have incurred significant continuing losses and continue to rely on debt and equity financings to fund our operations to date, could raise substantial doubt about our ability to continue as a going concern. The audited consolidated financial statements included in this report have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.  As of December 31, 2012 the Company has an accumulated operating loss of approximately $59 million.

Effects of Inflation

Inflation and changing prices have had an effect on our business and we expect that inflation or changing prices could materially affect our business in the foreseeable future. Our management will closely monitor the price change and make efforts to maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Contractual Obligations

We have the following purchase obligations:

	Payments due by period
		Less than			More than 5
Contractual Obligations	Total	1 year	1-3 years	3-5 Years	years
Product costs	$7,344,000	$1,860,000	$5,484,000	$-	$-
Property leases	334,000	317,000	17,000	-	-
Equipment leases	198,000	198,000	-	-	-
Other	90,000	90,000	-	-	-
Total	$7,966,000	$2,465,000	$5,501,000	$-	$-

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates, and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

•
Variable Interest Entities. We account for entities qualifying as VIEs in accordance with FASB Topic 810, Consolidation. VIEs are required to be consolidated by the primary beneficiary. The primary beneficiary is the entity that holds the majority of the beneficial interests in the variable interest entity. A VIE is an entity for which the primary beneficiary’s interest in the entity can change with changes in factors other than the amount of investment in the entity.

•
Revenue Recognition. Revenue is recorded as services are provided to customers. We generally recognize all revenue in the period in which the service is rendered, provided that persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collection is reasonably assured. We record deferred revenue for payments received from customers for the performance of future services and recognizes the associated revenue in the period that the services are performed.

•
Licensed Content.  The Company obtains content through content license agreements and revenue sharing agreements with studios and distributors. The license agreement may or may not be recognized in licensed content.  When the license fee is not known or reasonably determinable for a specific title, the title does not meet the criteria for recognition in licensed content in accordance with Financial Accounting Standards Boards (FASB) Accounting Standards Codification (ASC) Topic 920, Entertainment – Broadcasters. In the event, the license fee is not known or reasonably determinable for a specific title in content license agreements that do not specify the license fee per title, we expense as costs of revenues the greater of revenue sharing costs incurred through the end of the reporting period or the proportionate value of total minimum license fees expensed on a straight-line basis over the term of each license agreement. As the Company expenses license fees on a straight-line basis, it may result in deferred or prepaid license fees. Prepaid license fees are classified as an asset on the consolidated balance sheets as licensed content and deferred license fees are classified as a liability on the consolidated balance sheets as deferred license fees.

•
Intangible Assets and Goodwill. We account for intangible assets and goodwill, in accordance with ASC 350, Intangibles-Goodwill and Other. ASC 350 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be evaluated for impairment at least annually. ASC 350 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives and reviewed for impairment whenever events indicate the carrying amount may not be recoverable. In accordance with ASC 350, goodwill is allocated to reporting units, which are either the operating segment or one reporting level below the operating segment. On an annual basis, we review goodwill for impairment by first assessing qualitative factors to determine whether the existence of events or circumstances makes it more likely than not that the fair value of a reporting unit is less than its carrying amount. If we determine that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, goodwill is further tested for impairment by comparing the carrying value to the estimated fair value of its reporting units, determined using externally quoted prices (if available) or a discounted cash flow model and, when deemed necessary, a market approach.

•
Foreign Currency Translation. The businesses of our operating subsidiaries are currently conducted in and from China in Renminbi. The Company makes no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all. The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. The Company uses the U.S. dollar as its reporting and functional currency. Translation adjustments are reported as other comprehensive income or expenses and accumulated as other comprehensive income in the equity section of the balance sheet. Financial information is translated into U.S. dollars at prevailing or current rates respectively, except for revenues and expenses which are translated at average current rates during the reporting period. Exchange gains and losses resulting from retained profits are reported as a separate component of stockholders’ equity.

•
Business Combinations. We account for acquisitions according to ASC 805, Business Combinations. ASC 805 requires that upon initially obtaining control, an acquirer should recognize 100% of the fair values of acquired assets, including goodwill and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100% of its target. Additionally, contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration and transaction costs will be expensed as incurred. This statement also modifies the recognition for pre-acquisition contingencies, such as environmental or legal issues, restructuring plans and acquired research and development value in purchase accounting. This statement amends ASC 740-10, Income Taxes, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2013 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of YOU On Demand Holdings, Inc., 27 Union Square West, Suite 502, New York, New York, 10003.

		Shares Beneficially Owned(1)
		Common Stock(2)			Series A Preferred Stock(3)			Series C Preferred Stock(4)			% Total Voting Power(5)

Name and Address of Beneficial Owner	Office, If Any	Shares		% of Class	Shares		% of Class	Shares		% of Class
Directors and Officers
Shane McMahon	Chairman and CEO	2,680,834	(6)	17.6%	7,000,000	(6)	100%	0		*	49.0%	%
Marc Urbach	President and CFO	277,445	(7)	1.8%	0		*	0		*	*	%
Weicheng Liu	China CEO and Director	2,141,466	(8)	14.2%	0		*	0		*	8.8%
James Cassano	Director	15,667	(9)	* %	0		*	0		*	*	%
Michael Birkin	Director	5,000		* %	0		*	0		*	*	%
Michael Jackson	Director	5,000		* %	0		*	0		*	*	%
All officers and directors as a group (6 persons named above)		5,125,412		32.5%	7,000,000		100%	0		*	57.6%
5% Security Holders
Shane McMahon	Chairman and CEO	2,680,834	(6)	17.6%	7,000,000	(6)	100%	0		*	49.0%	%
Weicheng Liu	China CEO and Director	2,141,466	(8)	14.2%	0		*	0		*	8.8%
Steven Oliveira 18 Fieldstone Ct. New City, NY 10956		250,000	(10)	1.7%	0		*	250,000	(10)	100%	*	%
FMR LLC 82 Devonshire St. Boston, MA 02109		1,334,402	(11)	8.90%	0		*	0		*	5.5%
* Less than 1%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to our ordinary shares. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(2)	Based on 14,819,691 shares of Common Stock issued and outstanding as of March 31, 2013.

(3)
Based on 7,000,000 shares of Series A Preferred Stock issued and outstanding as of March 31, 2013.  Each share of Series A Preferred Stock is convertible, at any time at the option of the holder, into shares of Common Stock on a ten-to-one basis (and thereafter adjusted to reflect the Company’s February 9, 2012 1-for-75 reverse stock split).  Holders of Series A Preferred Stock vote with the holders of Common Stock on all matters and are entitled to ten (10) votes for each one (1) share of Common Stock that is issuable upon conversion of a share of Series A Preferred Stock (meaning that holders of Series A Preferred Stock are currently entitled to 100 votes per share).

(4)
Based on 250,000 shares of Series C Preferred Stock issued and outstanding as of March 31, 2013.  Each share of Series B Preferred Stock is convertible, at the holder’s option, into one share of Common Stock; provided, however, that the holder of Series B Preferred Stock may not convert the Series B Preferred Stock into Common Stock to the extent that such holder would beneficially own in excess of 9.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to such conversion.  The holder of Series B Preferred Stock may waive the restriction on the conversion of the Series B Shares into Common Stock upon 61 days’ notice to the Company.  In addition, the holders of Series B Preferred Stock are not entitled to vote on matters submitted to a vote of the shareholders of the Company.

(5)	Represents total voting power with respect to all shares of our Common Stock and Series A Preferred Stock.

(6)	Includes 366,667 shares underlying options exercisable within 60 days at $3.00 per share, and 14,167 shares underlying options exercisable within 60 days at $4.50 per share

(7)
Includes 1,333 shares underlying options exercisable within 60 days at $75.00 per share, 266,667 shares underlying options exercisable within 60 days at $3.00 per share, and 6,667 shares underlying options exercisable within 60 days at $4.50 per share.

(8)	Includes 266,667 shares underlying options exercisable within 60 days at $3.75 per share and 14,167 shares underlying options exercisable within 60 days at $4.50 per share.

(9)	Includes 667 shares underlying options exercisable within 60 days at $33.75 per share, and 10,000 shares underlying options exercisable within 60 days at $3.00 per share.

(10)
Includes 250,000 shares of Common Stock underlying warrants which are exercisable within 60 days.  Mr. Steven Oliveira is the sole member of Oliveira Capital, LLC and has voting and dispositive over securities owned by Oliveira Capital, LLC. See Note 4 above with respect to Shares of Series C Preferred Stock and the restrictions on conversion thereof.

(11)
Includes 175,000 shares of Common Stock underlying warrants which are exercisable within 60 days.  FMR LLC carries out the voting of the shares under written guidelines established by the Boards of Trustees of the funds over which FMR LLC is deemed to have beneficial ownership.

FINANCIAL STATEMENTS

The full text of our audited consolidated financial statements as of December 31, 2012 and 2011 begins on page F-1 of this information statement.

OTHER INFORMATION

For more detailed information about us and other information about the business and operations of our Company, you may refer to our Annual Report on Form 10-K filed on April 5, 2013, which is hereby incorporated herein by reference.  Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov. Copies may also be obtained by written or oral request made to the address and telephone number specified above.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
December 31, 2012 and 2011

	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$4,381,043	$7,519,574
Marketable equity securities, available for sale	2,229	2,229
Accounts receivable, net	382	399,791
Inventories, net	384,088	413,562
Licensed content, current	681,457	150,325
Prepaid expenses	423,779	438,712
Loan receivable from related party	-	316,660
Amounts due from shareholders	-	414,743
Amount due from non-controlling interest	-	1,572,699
Other current assets	135,606	340,175
Total current assets	6,008,584	11,568,470

Property and equipment, net	4,098,594	5,099,050
Licensed content, noncurrent	530,367	450,975
Intangible assets, net	5,059,188	7,149,748
Goodwill	6,105,478	6,105,478
Investment in unconsolidated entities	655,834	582,652
Other assets	-	101,031
Total assets	$22,458,045	$31,057,404

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,130,507	$3,298,041
Accrued expenses and liabilities	2,456,542	862,473
Deferred revenue	2,091,788	1,856,674
Payable to Jinan Parent	144,592	143,286
Other current liabilities	920,888	543,163
Contingent purchase price consideration liability, current	368,628	1,091,571
Convertible promissory note	3,000,000	-
Warrant liabilities	878,380	-
Total current liabilities	11,991,325	7,795,208

Other long-term payable	-	76,670
Deferred license fees, noncurrent	460,547	-
Contingent purchase price consideration liability	368,628	2,267,518
Deferred tax and uncertain tax position liabilities	305,849	810,616
Total liabilities	13,126,349	10,950,012
Commitments and Contingencies

Convertible reedeemable preferred stock, $.001 par value; 50,000,000 shares authorized
Series A - 7,000,000 shares issued and outstanding, liquidation preference of $3,500,000 at December 31, 2012 and 2011, respectively	1,261,995	1,261,995
Series B - 7,866,800 and 10,266,825 shares issued and outstanding, liquidation preference of $3,933,400 and $5,133,400 at December 31, 2012 and 2011, respectively	3,223,575	3,950,358
Series C - 250,000 and 0 shares issued and outstanding, liquidation preference of $1,000,000 and $0 at December 31, 2012 and 2011, respectively	627,868	-

Equity:

Common stock, $.001 par value; 1,500,000,000 shares authorized, 13,742,394 and 10,467,400 issued at December 31, 2012 and 2011, respectively	13,742	10,467
Additional paid-in capital	62,388,502	54,505,825
Accumulated deficit	(58,841,664)	(43,704,225)
Accumulated other comprehensive income	604,632	468,471
Total YOU On Demand equity	4,165,212	11,280,538
Noncontrolling interests	53,046	3,614,501

Total equity	4,218,258	14,895,039

Total liabilities and equity	$22,458,045	$31,057,404

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2012 and 2011

	2012	2011

Revenue	$6,873,230	$7,868,175
Cost of revenue	7,083,517	5,525,625
Gross (loss) profit	(210,287)	2,342,550

Operating expense:
Selling, general and administrative expenses	10,811,548	8,801,085
Professional fees	1,344,653	2,114,942
Depreciation and amortization	4,082,936	4,423,760
Impairment of long-lived assets	840,000	244,861
Total operating expense	17,079,137	15,584,648

Loss from operations	(17,289,424)	(13,242,098)

Interest & other income / (expense)
Interest income	8,636	10,574
Interest expense	(78,953)	(1,764)
Stock purchase right	(43,748)	(194,321)
Cost of reset provision	(658,719)	-
Change in fair value of warrant liabilities and modification to certain warrants	647,302	-
Change in fair value of contingent consideration	1,313,443	3,016
Gain (loss) on investment in unconsolidated entities	67,675	(14,371)
Loss on investment write-off	(95,350)	-
Loss on write-off of uncollectible loans	(513,427)	-
Gain on deconsolidation of Shandong Media	141,814	-
Gain on disposal of AdNet	-	470,041
Other	(139,739)	(42,849)

Net loss before income taxes and noncontrolling interest	(16,640,490)	(13,011,772)

Income tax benefit	353,085	369,707

Net loss	(16,287,405)	(12,642,065)

Plus: Net loss attributable to noncontrolling interests	2,074,098	1,372,164

Net loss attributable to YOU On Demand shareholders	$(14,213,307)	$(11,269,901)
Deemed dividends on preferred stock	(924,132)	-

Net loss attributable to YOU on Demand common shareholders	$(15,137,439)	$(11,269,901)

Net loss per share
Basic	$(1.36)	$(1.15)
Diluted	$(1.36)	$(1.15)

Weighted average shares outstanding
Basic	11,099,746	9,759,430
Diluted	11,099,746	9,759,430

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	2012	2011
Net loss	$(16,287,405)	$(12,642,065)
Other comprehensive (loss) income:
Foreign currency translation adjustments	136,161	379,472
Unrealized losses on available for sale securities	-	(7,204)
Less: Comprehensive loss attributable to non-controlling interest	1,969,294	1,221,384
Comprehensive loss attributable to YOU On Demand shareholders	$(14,181,950)	$(11,048,413)

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF EQUITY
For the Years Ended December 31, 2012 and 2011

					Accumulated	YOU On
			Additional		Other	Demand
	Common	Par	Paid-in	Accumulated	Comprehensive	Shareholders'	Noncontrolling	Total
	Shares	Value	Capital	Deficit	Income	Equity	Interest	Equity

Balance January 1, 2011	8,810,250	$8,810	$42,907,048	$(32,434,324)	$246,983	$10,728,517	$4,684,126	$15,412,643

Common shares issued for services	2,667	3	9,997	-	-	10,000	-	10,000

Warrants issued for service	-	-	24,816	-	-	24,816	-	24,816

Stock option compensation expense	-	-	599,196	-	-	599,196	-	599,196

Stock purchase right	-	-	194,321	-	-	194,321	-	194,321

Stock warrants issued pursuant to licensed content	-	-	676,462	-	-	676,462	-	676,462

Common shares issued for cash	1,654,213	1,654	10,916,152	-	-	10,917,806	-	10,917,806

Issuance costs related to the issuance of common shares	-	-	(822,167)	-	-	(822,167)	-	(822,167)

Contribution from noncontrolling interest	-	-	-	-	-	-	151,759	151,759

Share adjustment for round lot holders in connection with 75-for-1 reverse split	270	-	-	-	-	-	-	-

Net loss attributable to YOU On Demand shareholders	-	-	-	(11,269,901)	-	(11,269,901)	(1,372,164)	(12,642,065)

Foreign currency translation adjustments	-	-	-	-	228,692	228,692	150,780	379,472

Unrealized losses on marketable securities	-	-	-	-	(7,204)	(7,204)	-	(7,204)

Balance December 31, 2011	10,467,400	$10,467	$54,505,825	$(43,704,225)	$468,471	$11,280,538	$3,614,501	$14,895,039

Warrants issued for services	-	-	38,604	-	-	38,604	-	38,604

Common shares issued for services	181,617	182	571,682	-	-	571,864	-	571,864

Stock option compensation expense	-	-	766,149	-	-	766,149	-	766,149

Stock purchase right	-	-	43,748	-	-	43,748	-	43,748

Conversion of Series B preferred shares into common	320,000	320	726,463	-	-	726,783	-	726,783

Common shares and options issued for Sinotop acquisition earnout	245,274	245	1,308,145	-	-	1,308,390	-	1,308,390

Common shares and warrants issued for cash in connection with August 2012 private placement	646,250	646	2,287,895	-	-	2,288,541	-	2,288,541

Issuance costs in connection with August 2012 private placement	80,813	81	(633,746)	-	-	(633,665)	-	(633,665)

Common shares issued for cash in connection with December 2012 retail financing	1,800,000	1,800	2,698,200	-	-	2,700,000	-	2,700,000

Issuance costs in connection with December 2012 retail financing	-	-	(506,262)	-	-	(506,262)	-	(506,262)

Beneficial conversion feature due to modification of Series C preferred stock	-	-	581,800	-	-	581,800	-	581,800

Deconsolidation of Shandong Media	-	-	-	-	-	-	(497,383)	(497,383)

Reduction of registered capital for Zhong Hai Video	-	-	-	-	-	-	(1,094,778)	(1,094,778)

Issuance of shares in connection with exercise of options	324	-	-	-	-	-	-	-

Share adjustment for round lot holders in connection with 75-for-1 reverse split	716	1	(1)	-	-	-	-	-

Net loss	-	-	-	$(15,137,439)	-	(15,137,439)	(2,074,098)	(17,211,537)

Foreign currency translation adjustments	-	-	-	-	136,161	136,161	104,804	240,965

Balance, December 31, 2012	13,742,394	$13,742	$62,388,502	$(58,841,664)	$604,632	$4,165,212	$53,046	$4,218,258

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities:
Net loss	$(16,287,405)	$(12,642,065)
Adjustments to reconcile net loss to net cash used in operating activities
Stock compensation expense	1,376,617	634,012
Depreciation and amortization	4,082,936	4,423,760
Amortization of licensed content	150,324	75,162
Deferred income tax	(353,085)	(369,707)
(Gain) loss on investment in unconsolidated entities	(67,675)	14,371
Loss on investment write-off	47,675	-
Provision for bad debt expense	163,076	52,429
Change in fair value of warrant liabilities	(647,302)	-
Change in fair value of contingent purchase price consideration liability	(1,313,443)	(3,016)
Value of right to purchase shares	43,748	194,321
Cost of reset provision	658,719	-
Gain on deconsolidation of Shandong Media, net of cash	(334,589)	-
Impairment charge for Jinan Broadband equipment	840,000	-
Impairment charge for Sinotop equipment	-	32,681
Impairment charge to AdNet assets, net of cash	-	209,497
Gain on deconsolidation of AdNet	-	(470,041)
Loss on uncollectible shareholder loan and related party loan	473,698	-
Loss on uncollectible loan to Shanghai Tianduo	39,729	-
Other	7,996	-
Change in assets and liabilities,
Accounts receivable	(182,094)	(207,358)
Inventory	34,093	33,990
Licensed content	(797,987)	-
Prepaid expenses and other assets	(164,046)	628,805
Accounts payable	(29,787)	1,556,689
Accrued expenses and liabilities	693,360	41,206
Deferred revenue	317,414	212,220
Deferred license fee	462,966	76,670
Other current liabilities	26,550	(221,462)
Other	157,687	(7,203)
Net cash used in operating activities	(10,600,825)	(5,735,039)

Cash flows from investing activities:
Acquisition of property and equipment	(953,636)	(2,547,120)
Investments in intangibles	(272,643)	(442,702)
Leasehold improvements	(10,754)	-
Advances to Shandong Media shareholders	(32,771)	(219,755)
Repayments from Shandong Media shareholders	29,663	-
Investment in unconsolidated entity	-	(46,411)
Loan to Shanghai Tianduo	-	(38,677)
Net cash used in investing activities	(1,240,141)	(3,294,665)

Cash flows from financing activities
Proceeds from sale of equity securities	6,285,000	10,917,806
Proceeds from issuance of convertible note	3,000,000	-
Costs associated with August 2012 financing and share issuances	(118,906)	(822,167)
Costs associated with December 2012 financing and share issuances	(506,262)	-
Capital contribution from Jinan Parent	-	151,759
Net cash provided by financing activities	8,659,832	10,247,398

Effect of exchange rate changes on cash	42,603	(282,516)

Net (decrease) increase in cash and cash equivalents	(3,138,531)	935,178
Cash and cash equivalents at beginning of period	7,519,574	6,584,396

Cash and cash equivalents at end of period	$4,381,043	$7,519,574

Supplemental Cash Flow Information:

Cash paid for taxes	$-	$-
Cash paid for interest	$78,953	$1,764
Software contributed in lieu of issued capital included in intangibles	$398,183	$-
Value of shares and warrants issued in connection with August 2012 private financing	$2,639,640	$-
Value of shares and options issued for Sinotop contingent consideration earnout	$1,308,391	$-
Value of common stock issued from conversion of Preferred Series B shares	$726,783	$-
Value of warrants issued for licensed content	$-	$676,462
Property and equipment included in accrued expenses	$-	$192,791
Intangible assets inlcuded in accounts payable	$-	$210,000

See notes to consolidated financial statements.

8.	Financial Statements and Supplementary Data

YOU ON DEMAND HOLDINGS, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
YOU On Demand Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of YOU On Demand Holdings, Inc. and its Subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012.  The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of YOU On Demand Holdings, Inc. and its Subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred significant losses during 2012 and 2011 and has relied on debt and equity financings to fund their operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

April 5, 2013
New York, New York

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
December 31, 2012 and 2011

	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$4,381,043	$7,519,574
Marketable equity securities, available for sale	2,229	2,229
Accounts receivable, net	382	399,791
Inventories, net	384,088	413,562
Licensed content, current	681,457	150,325
Prepaid expenses	423,779	438,712
Loan receivable from related party	-	316,660
Amounts due from shareholders	-	414,743
Amount due from non-controlling interest	-	1,572,699
Other current assets	135,606	340,175
Total current assets	6,008,584	11,568,470

Property and equipment, net	4,098,594	5,099,050
Licensed content, noncurrent	530,367	450,975
Intangible assets, net	5,059,188	7,149,748
Goodwill	6,105,478	6,105,478
Investment in unconsolidated entities	655,834	582,652
Other assets	-	101,031
Total assets	$22,458,045	$31,057,404

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,130,507	$3,298,041
Accrued expenses and liabilities	2,456,542	862,473
Deferred revenue	2,091,788	1,856,674
Payable to Jinan Parent	144,592	143,286
Other current liabilities	920,888	543,163
Contingent purchase price consideration liability, current	368,628	1,091,571
Convertible promissory note	3,000,000	-
Warrant liabilities	878,380	-
Total current liabilities	11,991,325	7,795,208

Other long-term payable	-	76,670
Deferred license fees, noncurrent	460,547	-
Contingent purchase price consideration liability	368,628	2,267,518
Deferred tax and uncertain tax position liabilities	305,849	810,616
Total liabilities	13,126,349	10,950,012
Commitments and Contingencies

Convertible reedeemable preferred stock, $.001 par value; 50,000,000 shares authorized
Series A - 7,000,000 shares issued and outstanding, liquidation preference of $3,500,000 at December 31, 2012 and 2011, respectively	1,261,995	1,261,995
Series B - 7,866,800 and 10,266,825 shares issued and outstanding, liquidation preference of $3,933,400 and $5,133,400 at December 31, 2012 and 2011, respectively	3,223,575	3,950,358
Series C - 250,000 and 0 shares issued and outstanding, liquidation preference of $1,000,000 and $0 at December 31, 2012 and 2011, respectively	627,868	-

Equity:

Common stock, $.001 par value; 1,500,000,000 shares authorized, 13,742,394 and 10,467,400 issued at December 31, 2012 and 2011, respectively	13,742	10,467
Additional paid-in capital	62,388,502	54,505,825
Accumulated deficit	(58,841,664)	(43,704,225)
Accumulated other comprehensive income	604,632	468,471
Total YOU On Demand equity	4,165,212	11,280,538
Noncontrolling interests	53,046	3,614,501

Total equity	4,218,258	14,895,039

Total liabilities and equity	$22,458,045	$31,057,404

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2012 and 2011

	2012	2011

Revenue	$6,873,230	$7,868,175
Cost of revenue	7,083,517	5,525,625
Gross (loss) profit	(210,287)	2,342,550

Operating expense:
Selling, general and administrative expenses	10,811,548	8,801,085
Professional fees	1,344,653	2,114,942
Depreciation and amortization	4,082,936	4,423,760
Impairment of long-lived assets	840,000	244,861
Total operating expense	17,079,137	15,584,648

Loss from operations	(17,289,424)	(13,242,098)

Interest & other income / (expense)
Interest income	8,636	10,574
Interest expense	(78,953)	(1,764)
Stock purchase right	(43,748)	(194,321)
Cost of reset provision	(658,719)	-
Change in fair value of warrant liabilities and modification to certain warrants	647,302	-
Change in fair value of contingent consideration	1,313,443	3,016
Gain (loss) on investment in unconsolidated entities	67,675	(14,371)
Loss on investment write-off	(95,350)	-
Loss on write-off of uncollectible loans	(513,427)	-
Gain on deconsolidation of Shandong Media	141,814	-
Gain on disposal of AdNet	-	470,041
Other	(139,739)	(42,849)

Net loss before income taxes and noncontrolling interest	(16,640,490)	(13,011,772)

Income tax benefit	353,085	369,707

Net loss	(16,287,405)	(12,642,065)

Plus: Net loss attributable to noncontrolling interests	2,074,098	1,372,164

Net loss attributable to YOU On Demand shareholders	$(14,213,307)	$(11,269,901)
Deemed dividends on preferred stock	(924,132)	-

Net loss attributable to YOU on Demand common shareholders	$(15,137,439)	$(11,269,901)

Net loss per share
Basic	$(1.36)	$(1.15)
Diluted	$(1.36)	$(1.15)

Weighted average shares outstanding
Basic	11,099,746	9,759,430
Diluted	11,099,746	9,759,430

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	2012	2011
Net loss	$(16,287,405)	$(12,642,065)
Other comprehensive (loss) income:
Foreign currency translation adjustments	136,161	379,472
Unrealized losses on available for sale securities	-	(7,204)
Less: Comprehensive loss attributable to non-controlling interest	1,969,294	1,221,384
Comprehensive loss attributable to YOU On Demand shareholders	$(14,181,950)	$(11,048,413)

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF EQUITY
For the Years Ended December 31, 2012 and 2011

					Accumulated	YOU On
			Additional		Other	Demand
	Common	Par	Paid-in	Accumulated	Comprehensive	Shareholders'	Noncontrolling	Total
	Shares	Value	Capital	Deficit	Income	Equity	Interest	Equity

Balance January 1, 2011	8,810,250	$8,810	$42,907,048	$(32,434,324)	$246,983	$10,728,517	$4,684,126	$15,412,643

Common shares issued for services	2,667	3	9,997	-	-	10,000	-	10,000

Warrants issued for service	-	-	24,816	-	-	24,816	-	24,816

Stock option compensation expense	-	-	599,196	-	-	599,196	-	599,196

Stock purchase right	-	-	194,321	-	-	194,321	-	194,321

Stock warrants issued pursuant to licensed content	-	-	676,462	-	-	676,462	-	676,462

Common shares issued for cash	1,654,213	1,654	10,916,152	-	-	10,917,806	-	10,917,806

Issuance costs related to the issuance of common shares	-	-	(822,167)	-	-	(822,167)	-	(822,167)

Contribution from noncontrolling interest	-	-	-	-	-	-	151,759	151,759

Share adjustment for round lot holders in connection with 75-for-1 reverse split	270	-	-	-	-	-	-	-

Net loss attributable to YOU On Demand shareholders	-	-	-	(11,269,901)	-	(11,269,901)	(1,372,164)	(12,642,065)

Foreign currency translation adjustments	-	-	-	-	228,692	228,692	150,780	379,472

Unrealized losses on marketable securities	-	-	-	-	(7,204)	(7,204)	-	(7,204)

Balance December 31, 2011	10,467,400	$10,467	$54,505,825	$(43,704,225)	$468,471	$11,280,538	$3,614,501	$14,895,039

Warrants issued for services	-	-	38,604	-	-	38,604	-	38,604

Common shares issued for services	181,617	182	571,682	-	-	571,864	-	571,864

Stock option compensation expense	-	-	766,149	-	-	766,149	-	766,149

Stock purchase right	-	-	43,748	-	-	43,748	-	43,748

Conversion of Series B preferred shares into common	320,000	320	726,463	-	-	726,783	-	726,783

Common shares and options issued for Sinotop acquisition earnout	245,274	245	1,308,145	-	-	1,308,390	-	1,308,390

Common shares and warrants issued for cash in connection with August 2012 private placement	646,250	646	2,287,895	-	-	2,288,541	-	2,288,541

Issuance costs in connection with August 2012 private placement	80,813	81	(633,746)	-	-	(633,665)	-	(633,665)

Common shares issued for cash in connection with December 2012 retail financing	1,800,000	1,800	2,698,200	-	-	2,700,000	-	2,700,000

Issuance costs in connection with December 2012 retail financing	-	-	(506,262)	-	-	(506,262)	-	(506,262)

Beneficial conversion feature due to modification of Series C preferred stock	-	-	581,800	-	-	581,800	-	581,800

Deconsolidation of Shandong Media	-	-	-	-	-	-	(497,383)	(497,383)

Reduction of registered capital for Zhong Hai Video	-	-	-	-	-	-	(1,094,778)	(1,094,778)

Issuance of shares in connection with exercise of options	324	-	-	-	-	-	-	-

Share adjustment for round lot holders in connection with 75-for-1 reverse split	716	1	(1)	-	-	-	-	-

Net loss	-	-	-	$(15,137,439)	-	(15,137,439)	(2,074,098)	(17,211,537)

Foreign currency translation adjustments	-	-	-	-	136,161	136,161	104,804	240,965

Balance, December 31, 2012	13,742,394	$13,742	$62,388,502	$(58,841,664)	$604,632	$4,165,212	$53,046	$4,218,258

See notes to consolidated financial statements.

YOU On Demand Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2012 and 2011

	2012	2011
Cash flows from operating activities:
Net loss	$(16,287,405)	$(12,642,065)
Adjustments to reconcile net loss to net cash used in operating activities
Stock compensation expense	1,376,617	634,012
Depreciation and amortization	4,082,936	4,423,760
Amortization of licensed content	150,324	75,162
Deferred income tax	(353,085)	(369,707)
(Gain) loss on investment in unconsolidated entities	(67,675)	14,371
Loss on investment write-off	47,675	-
Provision for bad debt expense	163,076	52,429
Change in fair value of warrant liabilities	(647,302)	-
Change in fair value of contingent purchase price consideration liability	(1,313,443)	(3,016)
Value of right to purchase shares	43,748	194,321
Cost of reset provision	658,719	-
Gain on deconsolidation of Shandong Media, net of cash	(334,589)	-
Impairment charge for Jinan Broadband equipment	840,000	-
Impairment charge for Sinotop equipment	-	32,681
Impairment charge to AdNet assets, net of cash	-	209,497
Gain on deconsolidation of AdNet	-	(470,041)
Loss on uncollectible shareholder loan and related party loan	473,698	-
Loss on uncollectible loan to Shanghai Tianduo	39,729	-
Other	7,996	-
Change in assets and liabilities,
Accounts receivable	(182,094)	(207,358)
Inventory	34,093	33,990
Licensed content	(797,987)	-
Prepaid expenses and other assets	(164,046)	628,805
Accounts payable	(29,787)	1,556,689
Accrued expenses and liabilities	693,360	41,206
Deferred revenue	317,414	212,220
Deferred license fee	462,966	76,670
Other current liabilities	26,550	(221,462)
Other	157,687	(7,203)
Net cash used in operating activities	(10,600,825)	(5,735,039)

Cash flows from investing activities:
Acquisition of property and equipment	(953,636)	(2,547,120)
Investments in intangibles	(272,643)	(442,702)
Leasehold improvements	(10,754)	-
Advances to Shandong Media shareholders	(32,771)	(219,755)
Repayments from Shandong Media shareholders	29,663	-
Investment in unconsolidated entity	-	(46,411)
Loan to Shanghai Tianduo	-	(38,677)
Net cash used in investing activities	(1,240,141)	(3,294,665)

Cash flows from financing activities
Proceeds from sale of equity securities	6,285,000	10,917,806
Proceeds from issuance of convertible note	3,000,000	-
Costs associated with August 2012 financing and share issuances	(118,906)	(822,167)
Costs associated with December 2012 financing and share issuances	(506,262)	-
Capital contribution from Jinan Parent	-	151,759
Net cash provided by financing activities	8,659,832	10,247,398

Effect of exchange rate changes on cash	42,603	(282,516)

Net (decrease) increase in cash and cash equivalents	(3,138,531)	935,178
Cash and cash equivalents at beginning of period	7,519,574	6,584,396

Cash and cash equivalents at end of period	$4,381,043	$7,519,574

Supplemental Cash Flow Information:

Cash paid for taxes	$-	$-
Cash paid for interest	$78,953	$1,764
Software contributed in lieu of issued capital included in intangibles	$398,183	$-
Value of shares and warrants issued in connection with August 2012 private financing	$2,639,640	$-
Value of shares and options issued for Sinotop contingent consideration earnout	$1,308,391	$-
Value of common stock issued from conversion of Preferred Series B shares	$726,783	$-
Value of warrants issued for licensed content	$-	$676,462
Property and equipment included in accrued expenses	$-	$192,791
Intangible assets inlcuded in accounts payable	$-	$210,000

See notes to consolidated financial statements.

YOU ON DEMAND HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

YOU On Demand Holdings, Inc., a Nevada corporation (“YOU On Demand”, “we”, “us”, or “the Company”) (formerly China Broadband, Inc.), operates in the Chinese media segment through our Chinese subsidiaries and variable interest entities (“VIEs”) (1) an integrated value-added service solutions business for the delivery of video on demand (“VOD”) and enhanced premium content for cable providers, Beijing Sino Top Scope Technology Co., Ltd. (“Sinotop Beijing” or “Sinotop”) , (2) a cable broadband business, Jinan Guangdian Jia He Broadband Co. Ltd. ( “Jinan Broadband”), based in the Jinan region of China through which we provide cable and wireless broadband services, principally internet services, Internet Protocol Point wholesale services, related network equipment rental and sales, and fiber network construction and maintenance and (3) a print based media and television programming guide publication, Shandong Lushi Media Co., Ltd. (“Shandong Media”). Effective July 1, 2012, the Company deconsolidated Shandong Media as discussed below in Note 11.

The Company’s Board of Directors authorized a 75:1 reverse stock split on February 9, 2012, which took effect on February 9, 2012. All share and related option information presented in these consolidated financial statements and related notes has been retroactively adjusted to reflect the reduced number of shares resulting from this reverse stock split.

2.	Summary of Significant Accounting Policies

Principles of Consolidation
The audited consolidated financial statements include the accounts of YOU On Demand and (a) its wholly-owned subsidiary China Broadband, Ltd., ("CB Cayman"), (b) two wholly-owned subsidiaries of CB Cayman: Beijing China Broadband Network Technology Co., Ltd. (“WFOE”) and Sinotop Group Limited (“Sinotop Hong Kong”) and (c) six entities located in the PRC: Jinan Zhong Kuan, Jinan Broadband, Shandong Media, Sinotop, Zhong Hai Shi Xun Information Technology Co., Ltd. (“Zhong Hai Video”), and YOU On Demand (Beijing) Technology Co., Ltd. (“YOD WFOE”), which are controlled by the Company through contractual arrangements, as if they are majority owned subsidiaries of the Company. As of July 1, 2012, the Company deconsolidated Shandong Media as discussed below in Note 11. During the third quarter 2011, AdNet was also deconsolidated as a result of the Company’s termination of control as discussed below in Note 10. All material intercompany transactions and balances are eliminated in consolidation.

Investment in Unconsolidated Entities
The Company has two investments in the PRC entities.  The consolidated financial statements include our original investment in this entity plus our share of undistributed earnings or losses, in the account “Investment in unconsolidated entities.”

Basis of Presentation
The Company's policy is to use the accrual method of accounting to prepare and present financial statements, which conform to the U.S. generally accepted accounting principles (U.S. GAAP).

Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The most significant estimates relate to goodwill and intangible asset valuations and useful lives, contingent purchase consideration, warrant liabilities, inventory obsolescence, depreciation and allowance for uncollectible accounts receivable. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Cash and cash equivalents
Cash and cash equivalents consist of cash on hand and marketable securities with original maturities of three months or less.

Accounts Receivable
Accounts receivable are recognized and carried at original invoiced amount less an allowance for any uncollectible accounts.

Inventories
Inventories, consisting of cables, fiber, connecting material, power supplies and spare parts are stated at the lower of cost or market value, including provisions for obsolescence commensurate with known or estimated exposures. Inventories net of a valuation reserve are approximately $384,000 at December 31, 2012, and $414,000 at December 31, 2011.  Cost is determined using the weighted average method.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation. Expenditures for major renewals and betterments, which extend the original estimated economic useful lives or applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The costs and related accumulated depreciation of assets sold or retired are removed from the accounts and any gain or loss thereon is reflected in operations. Depreciation is provided for on a straight-line basis over the estimated useful lives of the respective assets.

Licensed Content
The Company obtains content through content license agreements and revenue sharing agreements with studios and distributors. The license agreement may or may not be recognized in licensed content.

When the license fee is not known or reasonably determinable for a specific title, the title does not meet the criteria for recognition in licensed content in accordance with Financial Accounting Standards Boards (FASB) Accounting Standards Codification (ASC) Topic 920, Entertainment – Broadcasters. In the event, the license fee is not known or reasonably determinable for a specific title in content license agreements that do not specify the license fee per title, we expense as costs of revenues the greater of revenue sharing costs incurred through the end of the reporting period or the proportionate value of total minimum license fees expensed on a straight-line basis over the term of each license agreement. As the Company expenses license fees on a straight-line basis, it may result in deferred or prepaid license fees. Prepaid license fees are classified as an asset on the consolidated balance sheets as licensed content and deferred license fees are classified as a liability on the consolidated balance sheets as deferred license fees. Commitments for license agreements that do not meet the criteria for recognition in licensed content are included in Note 21 to the consolidated financial statements.

Intangible Assets
Intangible assets are stated at acquisition fair value or cost less accumulated amortization. The Company amortizes its intangible assets with definite lives over their estimated useful lives and reviews these assets for impairment. The Company is currently amortizing its intangible assets with definite lives over periods generally ranging between 2.5 to 20 years. The service agreement, publication rights, operating permits and charter/cooperation agreements are amortized over 20 years. Customer relationships, non-compete agreement, and software technology are amortized over 10 years, 2.5 years and 3 years, respectively. Software and licenses are amortized over 3 years and 5 years.

Website development costs
Website development costs are stated at acquisition fair value or cost less accumulated amortization. The Company capitalizes website development costs associated with graphics design and development of the website application and infrastructure. Costs related to planning, content input, and website operations are expensed as incurred. The Company amortizes website development costs over three years and reviews these costs for impairment.

Goodwill
In accordance with U.S. GAAP, the Company tests goodwill for impairment annually as of December 31 and whenever events or circumstances make it more likely than not that impairment may have occurred. The Company reviews goodwill for impairment based on its identified reporting units, which are defined as reportable segments or groupings of businesses one level below the reportable segment level. In September 2011, the FASB issued guidance on testing goodwill for impairment. The guidance provides entities with an option to perform a qualitative assessment to determine whether further quantitative impairment testing is necessary.

In accordance with the guidance, the Company reviews goodwill for impairment by first assessing qualitative factors to determine whether the existence of events or circumstances made it more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company determines it is more likely than not that the fair value of a reporting unit is less than its carrying amount, goodwill is further tested for impairment by comparing the carrying value to the estimated fair value of its reporting units, determined using externally quoted prices (if available) or a discounted cash flow model and, when deemed necessary, a market approach. Significant assumptions inherent in the valuation methodologies for goodwill are employed and include, but are not limited to, such estimates as projected business results, growth rates, the Company’s weighted-average cost of capital, royalty and discount rates.

Impairment of Long-Lived Assets
Long-lived assets, including property, equipment, intangible assets, website development costs and goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

Warrant Liabilities
We account for derivative instruments and embedded derivative instruments in accordance with the accounting standard for Accounting for Derivative Instruments and Hedging Activities, as amended. The amended standard requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. Fair value is estimated using the Monte Carlo simulation method.  We also follow accounting standards for the Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock, which requires freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as an equity instrument, asset or a liability. Under these provisions a contract designated as an asset or a liability must be carried at fair value, with any changes in fair value recorded in the results of operations. A contract designated as an equity instrument can be included in equity, with no fair value adjustments required. The asset/liability derivatives are valued on a quarterly basis using the Black-Scholes Pricing model. Significant assumptions used in the valuation included exercise dates, fair value for our common stock, volatility of our common stock and a proxy-free interest rate. Gains (losses) on warrants are included in “Changes in fair value of warrant liabilities in our consolidated statement of operations”.

Advertising & Marketing Expense
The Company expenses advertising and marketing costs as incurred, which are included in selling expense. Advertising and marketing costs were approximately $1,024,000 and $752,000 for the years ended December 31, 2012 and 2011, respectively.

Income Taxes
The Company accounts for income taxes in accordance with the asset and liability method. Deferred taxes are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and income tax purposes using enacted rates expected to be in effect when such amounts are realized or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A tax valuation allowance is established, as needed to reduce net deferred tax assets to the amount expected to be realized. The Company also follows applicable guidance for accounting for uncertainty in income taxes.

The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits and audits in the provision for income taxes in our consolidated statements of operation.

Revenue Recognition
Revenue is recorded as services are provided or publications are shipped to customers. The Company generally recognizes all revenues in the period in which the service is rendered or shipment is made, provided that persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collection is reasonably assured. The Company records deferred revenue for payments received from customers for the performance of future services and recognizes the associated revenue in the period that the services are performed.

Net Loss Per Share Attributable to YOU On Demand Shareholders
Basic and Diluted net loss per share attributable to YOU On Demand shareholders have been computed by dividing the net loss by the weighted average number of common shares outstanding. The assumed exercise of dilutive warrants, less the number of treasury shares assumed to be purchased from the proceeds of such exercises using the average market price of the Company’s common stock during each respective period, have been excluded from the calculation of diluted net loss per share as their effect would be antidilutive.

Foreign Currency Translation
The Company’s subsidiaries and VIEs located in China use its local currency (RMB) as its functional currency. Translation adjustments are reported as gains or losses in other comprehensive income or loss on the statement of comprehensive loss and accumulated as other comprehensive loss in the equity section of the balance sheet. The exchange rates used to translate amounts in functional currencies into USD for the purpose of preparing the consolidated financial statements were as follows:

	2012	2011
Period end RMB:USD exchange rate	6.3011	6.3588
Average RMB:USD exchange rate	6.3116	6.4688

The RMB is not freely convertible into other foreign currencies, and all foreign exchange transactions must take place through authorized institutions. There is no assurance that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Economic and Political Risks
The Company’s current operations are conducted in the PRC. Accordingly, the Company’s consolidated financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s consolidated results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad and rates and methods of taxation, among other things.

Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company generally requires advance payments for internet services. Other concentrations of credit risk are limited due to the large customer base in Jinan, a sub-provincial city of Shandong province in the People’s Republic of China.

Fair value of Financial Instruments
The fair values of accounts receivable, prepaid expenses and accounts payable and accrued expenses are estimated to approximate the carrying values at December 31, 2012 and 2011 due to the short maturities of such instruments.

Stock-Based Compensation
The Company awards stock options and other equity-based instruments to its employees, Directors and consultants (collectively “share-based payments”). Compensation cost related to such awards is measured based on the fair value of the instrument on the grant date and is recognized on a straight-line basis over the requisite service period, which generally equals the vesting period. All of the Company’s stock-based compensation is based on grants of equity instruments and no liability awards have been granted.

Reportable Segment
The Company operates under one reportable business segment, media, for which segment disclosure is consistent with the management decision-making process that determines the allocation of resources and the measuring of performance.

Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

3.	Going Concern and Management’s Plans

For the year ended December 31, 2012, we had a net loss of approximately $14,213,000 and we used cash for operations of approximately $10,601,000. We had a working capital deficit of approximately $5,983,000 and accumulated deficit of approximately $59 million, at December 31, 2012. The Company will continue to rely on debt and equity to pay for ongoing operating expenses in order to execute its business plan. We have the ability to raise funds by various methods including utilization of our $50 million shelf registration of which $47.3 million is remaining as well as other means of financing such as debt or private investment.   However, financing may not be available to the Company on terms acceptable to us or at all or that such resources will be received in a timely manner.   Further we may need approval to seek additional financing from the shareholders from the August 2012 private financing in the event we do a public financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We anticipate that we will need to raise additional funds to fully implement our business model and related strategies.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.

4.	VIE Structure and Arrangements

Management Services Agreement

Pursuant to a Management Services Agreement, dated as of March 9, 2010, between Sinotop Beijing and Sinotop Hong Kong (the “Management Services Agreement”), Sinotop Hong Kong has the exclusive right to provide to Sinotop Beijing management, financial and other services related to the operation of Sinotop Beijing’s business, and Sinotop Beijing is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by Sinotop Hong Kong.  As compensation for providing the services, Sinotop Hong Kong is entitled to receive a fee from Sinotop Beijing, upon demand, equal to 100% of the annual Net Profits of Sinotop Beijing during the term of the Management Services Agreement (Sinotop Hong Kong may request ad hoc quarterly payments of the aggregate fee, which payments will be credited against Sinotop Hong Kong’s future payment obligations).

The Management Services Agreement also provides Sinotop Hong Kong or its designee with a right of first refusal to acquire all or any portion of the equity of Sinotop Beijing upon any proposal by the sole shareholder of Sinotop Beijing to transfer such equity.   In addition, at the sole discretion of Sinotop Hong Kong, Sinotop Beijing may be obligated to transfer to Sinotop Hong Kong or its designee any part or all of the business, personnel, assets and operations of Sinotop Beijing which may be lawfully conducted, employed, owned or operated by Sinotop Hong Kong, including:

(a) business opportunities presented to, or available to Sinotop Beijing may be pursued and contracted for in the name of Sinotop Hong Kong rather than Sinotop Beijing, and at its discretion Sinotop Hong Kong may employ the resources of Sinotop Beijing to secure such opportunities;

(b) any tangible or intangible property of Sinotop Beijing, any contractual rights, any personnel, and any other items or things of value held by Sinotop Beijing may be transferred to Sinotop Hong Kong at book value;

(c) real property, personal or intangible property, personnel, services, equipment, supplies and any other items useful for the conduct of the Business may be obtained by Sinotop Hong Kong by acquisition, lease, license or otherwise, and made available to Sinotop Beijing on terms to be determined by agreement between Sinotop Hong Kong and Sinotop Beijing;

(d) contracts entered into in the name of Sinotop Beijing may be transferred to Sinotop Hong Kong, or the work under such contracts may be subcontracted, in whole or in part, to Sinotop Hong Kong, on terms to be determined by agreement between Sinotop Hong Kong and Sinotop Beijing; and

(e) any changes to, or any expansion or contraction of, the Business may be carried out in the exercise of the sole discretion of Sinotop Hong Kong, and in the name of and at the expense of, Sinotop Hong Kong;

provided, however, that none of the foregoing may cause or have the effect of terminating (without being substantially replaced under the name of Sinotop Hong Kong) or adversely affecting any license, permit or regulatory status of Sinotop Beijing.

The term of the Management Services Agreement is 20 years, and may not be terminated by Sinotop Beijing except with the consent of, or a material breach by, Sinotop Hong Kong.

Equity Pledge Agreement

Pursuant to an Equity Pledge Agreement among Sinotop Hong Kong, Sinotop Beijing and the sole shareholder of Sinotop Beijing (the “Shareholder”), dated March 9, 2010, the Shareholder pledged all of its equity interests in Sinotop Beijing (the “Collateral”) to Sinotop Hong Kong as security for the performance of the obligations of Sinotop Beijing to make all of the required management fee payments pursuant to the Management Services Agreement.  The term of the Equity Pledge Agreement expires two years from Sinotop Beijing’s satisfaction of all obligations under the Management Services Agreement.

Option Agreement

Pursuant to an Option Agreement among Sinotop Hong Kong, Sinotop Beijing and the sole shareholder of Sinotop Beijing (the “Shareholder”), dated March 9, 2010, and entered into in connection with the Management Services Agreement, the Shareholder granted an exclusive option to Sinotop Hong Kong or its designee to purchase, at any time and from time to time, to the extent permitted under PRC law, all or any portion of the Shareholder’s equity in Sinotop Beijing.  The aggregate purchase price of the option is equal to the paid-in registered capital of the Shareholder.  The term of the agreement is until all of the equity interest in Sinotop Beijing held by the Shareholder is transferred to Sinotop Hong Kong or its designee, or until the maximum period allowed by law has run, and may not be terminated by any party to the agreement without the consent of the other parties.

Voting Rights Proxy Agreement

Pursuant to a Voting Rights Proxy Agreement among Sinotop Hong Kong, Sinotop Beijing and the sole shareholder of Sinotop Beijing (the “Shareholder”), dated March 9, 2010, the Shareholder granted to Sinotop Hong Kong an irrevocable proxy, for the maximum period of time permitted by law, all of its voting rights as a shareholder of Sinotop Beijing.  The Shareholder may not transfer any of its equity interest in Sinotop Beijing to any party other than Sinotop Hong Kong.  The Voting Rights Proxy Agreement may not be terminated except upon the written consent of all parties, or unilaterally by Sinotop Hong Kong upon 30 days’ notice.

Jinan Broadband

The corporate structure for our broadband business consists of:

●	a Cooperation Agreement, dated as of December 26, 2006, between CB Cayman and Jinan Parent (the “December 2006 Cooperation Agreement”);
●	a Cooperation Agreement dated as of January 2007, between Jinan Broadband and Networks Center (the “January 2007 Cooperation Agreement”); and
●	two Exclusive Service Agreements, dated December 2006 and March 2007, between Jinan Broadband, Jinan Parent and Networks Center (collectively, the “Exclusive Service Agreements”).

Pursuant to the December 2006 Cooperation Agreement, CB Cayman and Jinan Parent set up a joint venture, Jinan Broadband.  CB Cayman contributed in cash and owns a 51% controlling interest, and   Jinan Parent contributed the assets in exchange of 49% ownership in Jinan broadband.   Jinan Broadband is a corporate joint venture with a term of 20 years.  Jinan Broadband is considered as a VIE based on ASC 810-10-25-38 due to the fact that CB Cayman has a controlling financial interest in Jinan Broadband and therefore deemed to be the primary beneficiary based on the terms stipulated in the December 2006 Cooperation Agreement below:

●	CB Cayman appointed 3 directors and Jinan Parent appointed 2 directors;
●	The general manager and financial manager are appointed by CB Cayman; and
●	CB Cayman is entitled to receive 51% of net profit/loss of Jinan Broadband.

Pursuant to the January 2007 Cooperation Agreement, Networks Center, the PRC governmental agency which controls Jinan Parent, affirmed the arrangement set forth in the December 2006 Cooperation Agreement which provided that all of the pre-tax revenues of Jinan Broadband would be assigned to our WFOE for 20 years.

Under the terms of the Exclusive Service Agreements, Jinan Broadband is obligated to provide certain technical services needed by Jinan Parent and is entitled to receive 100% of the pre-tax revenue of access services from Jinan Parent as a service charge in exchange.

Shandong Media

Effective July 1, 2012, we deconsolidated Shandong Media due to a decrease in ownership from 50% to 30% (see Note 11 below for additional details related to the deconsolidation).

On March 7, 2008, we entered into the Shandong Cooperation Agreement with the Shandong Newspaper Entities.  The Shandong Cooperation Agreement provided for, among other terms, the creation of a joint venture entity in the PRC, Shandong Media, that would own and operate the television program guide, newspaper and magazine publishing businesses previously owned and operated by the Shandong Newspaper Entities pursuant to exclusive licenses.  In addition, Shandong Media entered into an exclusive advertising agency agreement and an exclusive consulting services agreement with the Shandong Newspaper Entities and another third party, Music Review Press, which requires that the Shandong Newspaper Entities and Music Review Press shall appoint Shandong Media as their exclusive advertising agent and provider of technical and management support for a fee.

Under the terms of the Shandong Cooperation Agreement and related pledge and trust documents, the Shandong Newspaper Entities contributed their entire Shandong newspaper business and transferred certain employees to Shandong Media in exchange for a 50% stake in Shandong Media, with the other 50% of Shandong Media to be owned directly by Jinan Zhong Kuan and indirectly by our WFOE in the PRC in the second quarter of 2008, with the joint venture becoming operational in July of 2008.  In exchange, therefore, the Shandong Cooperation Agreement provided for total initial consideration from us of approximately $1.5 million (approximately 10 million RMB).  As part of the transaction, and to facilitate our subsidiary’s ownership and control over Shandong Newspaper under PRC law, through our WFOE in the PRC, this acquisition was completed in accordance with a pledge and loan agreement, pursuant to which all of the shares of Shandong Media which we acquired are held in trust on our behalf by a nominee holder, as security for a loan to Shandong Media’s parent seller.

On January 19, 2012, through Jinan Zhong Kuan, we entered into a Memorandum of Understanding with the Shandong Newspaper Entities pursuant to which we expressed the intention to amend the terms of the Shandong Cooperation Agreement to transfer an aggregate of 20% of our ownership interest in Shandong Media to the Shandong Newspaper Entities. Shandong Media received notice of approval by the PRC State Administration for Industry & Commerce to effect the changes made in the Articles of Association and complete the transaction. The equity transfer ownership was effective as of July 1, 2012, and we have deconsolidated Shandong Media and recorded our 30% ownership under the equity method of accounting.

We are entitled to 100% of the pre-tax income of Jinan Zhong Kuan, in two ways which are discussed below.  First, there are two individual owners of Jinan Zhong Kuan which hold all of the equity in that company in trust for the benefit of CB Cayman, pursuant to trustee arrangements entered into with them in 2008.  The trustee arrangements relieve the individual shareholders from any responsibilities for the day-to-day operations of the company and any liability arising from their role as equity holders.  All actions taken by them as shareholders will be in accordance with instructions provided by CB Cayman.  The trustee arrangements provide that, in consideration for an up-front fee paid by CB Cayman, and monthly cash payments thereafter, the equity holders of Jinan Zhong Kuan will hold the equity of Jinan Zhong Kuan in trust for, and only for the benefit of, CB Cayman.  We believe CB Cayman’s right to receive 100% of the dividends paid on the equity held in trust for it by the two individuals is appropriate under PRC transfer pricing rules, which are found in Arts. 41-48 of the PRC Enterprise Income Tax Law and Arts. 109-123 of the Implementing Regulations thereunder, and complies with the “arm’s length principle” mandated by Art. 41 of the Enterprise Income Tax Law, because those individuals have no responsibilities and take no risk in connection with their role as trustee shareholders other than to vote when requested and as directed by CB Cayman.

As a practical matter, however, there are not likely to be any dividends paid on the equity of Jinan Zhong Kuan, because all of its pre-tax income is required to be paid over to the WFOE under the terms of an exclusive services agreement entered into in January 2008. Under the terms of the exclusive services agreement, the WFOE is obligated to provide all management, technical and support services needed by Jinan Zhong Kuan and is entitled to receive 100% of the pre-tax income of Jinan Zhong Kuan in exchange. Jinan Zhong Kuan has no income other than profit distributions from Shandong Media.  Jinan Zhong Kuan and our WFOE are related parties, and all of the risk and burden of the operations of Jinan Zhong Kuan is shifted to the WFOE under the exclusive services agreement, and therefore all of the economic benefit is shifted to the WFOE, as well.  If the PRC tax authorities were to disagree with our position regarding the pricing under the exclusive services agreement between Jinan Zhong Kuan and the WFOE, there is no potential for past-due tax liability with respect to Jinan Zhong Kuan because, as noted above, Jinan Zhong Kuan has never recognized any profits.

The Company, through CB Cayman, is the sole owner of the WFOE, and exercises the overall voting power over the WFOE.  In addition, through the various contractual agreements between CB Cayman, the trustees, the WFOE and Jinan Zhong Kuan, as discussed above, Jinan Zhong Kuan is considered a VIE.  As the Company bears all risks and is entitled to all benefits relating to the investment in Jinan Zhong Kuan, the Company is a primary beneficiary of Jinan Zhong Kuan and is required to consolidate Jinan Zhong Kuan under the variable interest model.  With respect to Shandong Media, it cannot finance its own activities without the cash contribution from Jinan Zhong Kuan.  In addition, apart from its equity interest in Shandong Media, Jinan Zhong Kuan has the obligation to bear expected losses and receive expected returns through the exclusive services agreement, which entitles Jinan Zhong Kuan to all net profits of Shandong Media.

5.	Content Accounting

The Company obtains content through content license agreements and revenue sharing agreements with studios and distributors. The license agreement may or may not be recognized in licensed content.

When the license fee is not known or reasonably determinable for a specific title, the title does not meet the criteria for recognition in licensed content in accordance with ASC 920-350-25-2. We expense as costs of revenues the greater of revenue sharing costs incurred through the end of the reporting period or the proportionate value of total minimum license fees expensed on a straight-line basis over the term of each license agreement. As the Company expenses license fees on a straight-line basis, it may result in deferred or prepaid license fees. Prepaid license fees are classified as an asset on the consolidated balance sheets as licensed content and deferred license fees are classified as a liability on the consolidated balance sheets as deferred license fees.  Commitments for license agreements that do not meet the criteria for recognition in licensed content are discussed in Note 21 to the consolidated financial statements.

6.	Warner Bros. License Agreement

On July 1, 2011, the Company, through its Chinese joint venture Zhong Hai Video entered into a Transactional Video on Demand and Pay-Per-View License Agreement (the “WB Agreement”) with CAV Warner Home Entertainment Co., Ltd. (“CAVW”), Warner Bros. Home Entertainment Group’s joint venture in China. Pursuant to the WB Agreement, Zhong Hai Video was granted a license under copyright for a total term of fifty-four months beginning on July 1, 2011. The contract is subject to annual minimum payments.

In connection with the WB Agreement, the Company issued 200,000 warrants to Warner Bros. Entertainment Inc. exercisable at a price per share of $6.60 for a term of five years beginning on May 12, 2011. These warrants are subject to a right of redemption exercisable by the Company in the event the closing price of the Company's common stock shall equal or exceed $13.20 per share for twenty consecutive trading days. In accordance with ASC 505-50, Equity-based Payments to Non-employees, the fair value of equity instruments issued in the acquisition of goods or services should be recognized in the same manner as if an enterprise had paid cash. As such, the Company estimated the fair value of the warrants granted using the Black-Scholes Merton model at $676,462 and capitalized the amount as licensed content. The Black-Scholes Merton model incorporated the following assumptions: risk-free interest rate of 1.89%, expected volatility of 60.0%, expected life of 5.0 years and expected dividend yield of 0%. The Company began amortizing this asset during the third quarter of 2011 and recognized approximately $150,000 and $75,000 (which is included in cost of revenue) during the years ended December 31, 2012 and 2011, respectively.

7.	Property and Equipment

During 2012, we reviewed the equipment assets at our Jinan Broadband subsidiary and determined that an additional impairment should be recorded based on the estimated realizable values. We initially reserved a portion of these assets in 2010.  During 2012, we recorded an additional estimated impairment of $840,000 related to the facilities and machinery assets. The assets being impaired are considered to have no salvageable value.

	December 31,	December 31,
	2012	2011

Furniture and office equipment	$3,202,000	$2,088,000
Facilities and machinery	15,779,000	16,724,000
Leasehold improvements	178,000	310,000
Vehicles	54,000	30,000
Total property and equipment	19,213,000	19,152,000
Less: accumulated depreciation	(15,114,000)	(14,053,000)
Net carrying value	$4,099,000	$5,099,000

We recorded depreciation expense of approximately $2,052,000 and $2,505,000 for the years ended December 31, 2012 and 2011, respectively.

8.	Goodwill and Intangible Assets

The Company has intangible assets primarily relating to the acquisitions of Jinan Broadband and Sinotop Hong Kong. The Company amortizes its intangible assets that have finite lives. As discussed in Note 10, the Company determined during 2011 that AdNet’s remaining assets would no longer be used. As such, the Company recognized an impairment loss related to AdNet’s software technology in the amount of $189,241 during the quarter ended June 30, 2011. For Jinan Broadband, we reclassified $159,132 from fixed assets to software and licenses during the quarter ended June 30, 2012.

A roll forward of our intangible assets activity from December 31, 2011 to December 31, 2012 is as follows:

	Balance at			Deconsolidation	Foreign		Balance at
	December 31,		Amortization	of Shandong	Currency		December 31,
	2011	Additions	Expense	Media	Transl Adj		2012
Amortized intangible assets:
Service agreement	$1,310,892	$-	$(85,960)	$-	$291,231	(1)	$1,516,163
Publication rights	400,953	-	(12,150)	(388,803)	-		-
Customer relationships	76,579	-	(5,890)	(70,689)	-		-
Operating permits	600,147	-	(18,186)	(581,961)	-		-
Charter / Cooperation agreements	2,560,616	-	(137,792)	-	-		2,422,824
Noncompete agreement	1,576,256	-	(1,455,004)	-	-		121,252
Software and licenses	240,015	586,733	(191,212)	(4,066)	(789)		630,681
Website development	250,000	100,000	(116,989)	-	967		233,978
Total amortized intangible assets	$7,015,458	$686,733	$(2,023,183)	$(1,045,519)	$291,499		$4,924,898

Unamortized intangible assets:
Website name	134,290	-	-	-	-		134,290
Goodwill	6,105,478	-	-	-	-		6,105,478
Total unamortized intangible assets	$6,239,768	$-	$-	$-	$-		$6,239,768

(1)	Cumulative foreign currency translation adjustment related to our Jinan Service Agreement

In accordance with ASC 250, we recorded amortization expense related to our intangible assets of approximately $2,030,000 and $1,919,000 during 2012 and 2011, respectively.

The following table outlines the amortization expense for the next five years and thereafter:

	Jinan	Sinotop
Years ending December 31,	Broadband	Hong Kong	Sinotop	Total
2013	$155,284	$259,041	$277,062	$691,387
2014	148,779	137,791	241,604	528,174
2015	133,745	137,791	97,700	369,236
2016	113,952	137,791	95,298	347,041
2017	106,398	137,791	26,830	271,019
Thereafter	984,170	1,733,871	-	2,718,041
Total amortization to be recognized	$1,642,328	$2,544,076	$738,494	$4,924,898

9.	Equity Method Investments

The Company’s investments in companies that are accounted for on the equity method of accounting consist of the following: (1) 30% interest in Shandong Media, a print based media business; and (2) 39% interest in Hua Cheng, a company established to provide integrated value-added service solutions for the delivery of VOD and enhanced premium content for cable providers.

	2012	2011
Condensed income statement information:

Net sales	$1,862,223	$-

Gross margin	$419,696	$-

Net loss	$(258,450)	$(36,849)

Company's equity in net income (loss)	$67,675	$(14,371)

Condensed balance sheet information:

Current assets	$3,018,413	$1,364,720
Noncurrent assets	$577,291	$177,960
Total assets	$3,595,704	$1,542,680

Current liabilities	$1,578,030	$10
Noncurrent liabilities	$182,151	$-
Equity	$1,835,523	$1,542,670
Total liabilities and equity	$3,595,704	$1,542,680

10.	Deconsolidation of AdNet

We acquired AdNet during the first half of 2009. Due to the shift of our business model to the VOD business, as of December 31, 2009 we permanently suspended day-to-day operations of AdNet. Subsequently, we continued to maintain the technology and assets of AdNet, which we planned to use in our VOD business.

Due to recent continuing advancements in other advertising technologies, the Company determined that AdNet’s remaining assets would no longer be used to support the VOD business. As such, on August 3, 2011, the Company provided a thirty-day notice of its termination of the VIE arrangement with AdNet, which served to relinquish the Company’s control and any right to economic benefit, as well as release the Company of any future liability, upon effectiveness of such termination on September 2, 2011.

Accordingly, as of June 30, 2011, the Company recognized a loss on the impairment of AdNet’s remaining assets in the amount of $212,180. Upon the effectiveness of termination during the third quarter of 2011, the Company deconsolidated AdNet’s liabilities and recognized a gain of $470,041 in accordance with ASC 810-10-40, Deconsolidation of a Subsidiary.

11.	Deconsolidation of Shandong Media Joint Venture

In connection with the Shandong Newspaper Cooperation Agreement, based on certain financial performance thresholds we were required to make an additional payment of RMB 5,000,000 (approximately US $791,900) to Shandong Media. In January 2012, the Company, through Jinan Zhong Kuan, signed a Memorandum of Understanding (“MOU”) with Shandong Broadcast and Modern Movie, our partners in our Shandong Media joint venture company, whereby upon execution of a formal agreement, the Company was relieved of its obligation to make the additional payment of RMB 5,000,000 (approximately US $791,900) described above in exchange for payment of RMB 1,000,000 (approximately US$158,300) to Shandong Media and the transfer of 20% of the Company’s 50% ownership interest in Shandong Media to Shandong Broadcast and Modern Movie. In April 2012, Jinan Zhong Kuan made payment of RMB 1,000,000 to Shandong Broadcast in connection with the signed MOU.

Shandong Media has received notice of approval by the PRC State Administration for Industry & Commerce (“AIC”) to effect the changes made in the Articles of Association (“AOA”) and complete the transaction. The equity transfer ownership is effective as of July 1, 2012 and we have deconsolidated Shandong Media and recorded our 30% ownership under the equity method of accounting in accordance with ASC 810-10-40, Deconsolidation of a Subsidiary. We valued the 30% investment in Shandong Media at fair value based on historical and forecasted performance utilizing discounted cash flow methodology. Due to current performance and risks associated with future cash flow we valued Shandong Media at $0.00 as of the date of deconsolidation. As part of the deconsolidation we have removed the net assets associated with Shandong and recognized a gain of $141,814 on such deconsolidation.

Also in accordance with ASC 810-10-40, Deconsolidation of a Subsidiary, we will maintain a balance for our 30% investment in Shandong Median not to go below $0.00. Based on our valuation for our 30% ownership and the net loss from Q3 our balance is currently negative and as such is recorded as a $0.00 balance on our financial statements.

12.	Fair Value Measurements

Accounting standards require the categorization of financial assets and liabilities, based on the inputs to the valuation technique, into a three-level fair value hierarchy. The various levels of the fair value hierarchy are described as follows:

●	Level 1 — Financial assets and liabilities whose values are based on unadjusted quoted market prices for identical assets and liabilities in an active market that we have the ability to access.

●
Level 2 — Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable for substantially the full term of the asset or liability.

●
Level 3 — Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.

Accounting standards require the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

Common stock is valued at closing price reported on the active market on which the individual securities are traded.

Annually we review the valuation techniques used and determine if the fair value measurements are still appropriate and evaluate and adjust the unobservable inputs used in the fair value measurements based on current market conditions and third party information.  There were no changes in the valuations techniques during the current year.

The fair value of the warrant liabilities at December 31, 2012 was valued using the Monte Carlo Simulation method which incorporated the following assumptions: risk-free rate of interest .777%, expected volatility of 75%, expected life of 4.67 years and expected dividend yield of 0%.

The fair value of the option portion of our contingent purchase consideration liabilities at December 31, 2012 was valued using the Black-Scholes Merton model and at December 31, 2011 it was valued using the Monte Carlo simulation method, which is based on valuation theories underlying the Black-Scholes Merton model. Estimated probabilities related to achieving the earn-out milestones were incorporated into our December 31, 2011 valuation. In addition, our valuation incorporates the following assumptions:

	December 31,	December 31,
	2012	2011
	(Black-Scholes)	(Monte Carlo)
Risk-free interest rate	0.45%	0.41%
Expected volatility	75%	75%
Expected life	3.5 years	4 years
Expected dividend yield	0%	0%

The following tables present the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis at December 31, 2012 and 2011, respectively:

	December 31, 2012
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets
Available-for-sale securities	$2,229	$-	$-	$2,229
Investment in unconsolidated entities (Shandong Media)	-	-	-	-

Liabilities
Warrant liabilities	$-	$-	$878,380	$878,380
Contingent purchase price consideration, current (see Note 13)	-	-	368,628	368,628
Contingent purchase price consideration, noncurrent (see Note 13)	-	-	368,628	368,628

	December 31, 2011
	Fair Value Measurements
	Level 1	Level 2	Level 3	Total Fair Value
Assets
Available-for-sale securities	$2,229	$-	$-	$2,229

Liabilities
Contingent purchase price consideration, current (see Note 13)	$-	$-	$1,091,571	$1,091,571
Contingent purchase price consideration, noncurrent (see Note 13)	-	-	2,267,518	2,267,518

	Level 3 Assets and Liabilities
	For the Years Ended December 31, 2011 and 2012

	1/1/2011	Unrealized (gain) / loss	12/31/2011	Purchases, sales and issuances and settlements	Unrealized (gain) / loss	12/31/2012

Liabilities:
Warrant Liability	$-	-	$-	1,525,682	(647,302)	$878,380
Contingent purchase price consideration	$3,362,105	(3,016)	$3,359,089	(1,308,390)	(1,313,443)	$737,256

Quantitative Information about Level 3 Fair Value Measurements

	Fair Value at	Valuation	Unobservable
	12/31/2012	Techniques	Inputs	Input

Warrant Liability	$878,380	Monte Carlo Simulation Method	Risk Free rate of interest	0.777%

			Expected volatility	75%

			Expected life (years)	4.67

			Expected dividend yield	0%

Contingent consideration	$737,256	Black-Scholes Merton Model	Risk Free rate of interest	0.540%

			Expected volatility	75%

			Expected life (years)	3.5

			Expected dividend yield	0%

The significant unobservable inputs used in the fair value measurement of the Company’s warrant liability and contingent consideration  includes the risk free interest rate, expected volatility, expected life and expected dividend yield.  Significant increases or decreases in any of those inputs in isolation would result in a significantly different fair value measurement

With the adoption of ASU 2011-04, there were no changes in valuation technique and related inputs resulting from the adoption of the new requirements.

In accordance with our deconsolidation of Shandong Media, we recorded the fair value of our 30% equity investment. Utilizing forecasts based on recent historical performance we computed a discounted cash flow valuation of $0.00.

13.	Sinotop Contingent Consideration

In connection with the acquisition of Sinotop Hong Kong on July 30, 2010, if specified performance milestones are achieved, Weicheng Liu (“Mr. Liu” or “the Seller”) will be entitled to earn up to (i) an additional 403,820 shares of common stock of the Company, (ii) three-year warrants to purchase 571,275 shares of the Company’s common stock, equivalent to 5.0% of the total number of shares of the Company’s common stock underlying all outstanding warrants as of immediately following the closing of the July 2010 financing and (iii) a four-year option to purchase 80,000 shares of the Company’s common stock which was equal to 5% of the total number of shares of the Company’s common stock underlying all outstanding options of the Company granted to individuals employed by the Company as of September 1, 2010 (collectively, the securities referred to in clauses (i), (ii) and (iii) are referred to herein as the “Earn-Out Securities”). The milestones are as follows: Sinotop Hong Kong will ensure that (i) at the end of the first earn-out year (July 1, 2012), at least 3 million homes will have access to the Company’s VOD services, (ii) at the end of the second earn-out year (July 1, 2013), at least 11 million homes will have access to the Company’s VOD services, and (iii) at the end of the third earn-out year (July 1, 2014), at least 30 million homes will have access to the Company’s VOD services.

Subsequent to the acquisition of Sinotop, the Company underwent a warrant exchange that converted the three-year warrants to be potentially earned under clause (ii) above to 332,002 shares of common stock. As such, the Earn-Out Securities subject to the achievement of the specified performance milestones were 735,822 shares of common stock and a four-year option to purchase 80,000 shares of common stock.

The Company recorded a contingent consideration obligation related to the Earn-Out Securities at the time of acquisition which totaled $2,750,966, representing the fair value of the estimated payment of the full earn-out. The contingent consideration is classified as a liability because the earn-out securities do not meet the fixed-for-fixed criteria under ASC 815-40-15 for equity classification. Further ASC 815-40-15 requires us to re-measure the contingent consideration obligation at the end of every reporting period with the change in value reported in the consolidated statements of operations and, accordingly, we reported a gain of $1,313,443 and $3,016, for the years ended December 31, 2012 and 2011, respectively.

At the end of the first earn-out year (July 1, 2012), the first milestone was achieved with over 3 million homes having access to our VOD services. As such, we issued 245,274 shares of our common stock and 26,667 options to Mr. Liu.

The following is a summary of the earned purchase price consideration and the estimated fair value of the contingent consideration obligation for the acquisition of Sinotop Hong Kong at December 31, 2012 and 2011, respectively.

	January 1,			December 31,
	2012	Earned	Change in	2012
Class of consideration	Fair Value	Fair Value	Fair Value	Fair Value
Common shares	$3,147,109	$(1,226,369)	$(1,209,446)	$711,294
Stock options	211,980	(82,021)	(103,997)	25,962
Total earned and contingent consideration	$3,359,089	$(1,308,390)	$(1,313,443)	$737,256

	January 1,			December 31,
	2011	Earned	Change in	2011
Class of consideration	Fair Value	Fair Value	Fair Value	Fair Value
Common shares	$3,175,902	$-	$(28,793)	$3,147,109
Stock options	186,203	-	25,777	211,980
Total earned and contingent consideration	$3,362,105	$-	$(3,016)	$3,359,089

The following table represents the estimated fair value of the current and the noncurrent portion of the consideration liability for the acquisition of Sinotop Hong Kong at December 31, 2012.

	As of December 31, 2012
	Number of	Current	Noncurrent	Total
	Instruments	Liability	Liability	Liability
Shares July 2013	245,274	$355,647	$-	$355,647
Shares July 2014	245,274	-	355,647	355,647
Total Common Shares	490,548	$355,647	$355,647	$711,294

Options July 2013	26,667	$12,981	$-	$12,981
Options July 2014	26,666	-	12,981	12,981
Total Options	53,333	$12,981	$12,981	$25,962

Total Shares and Options	543,881	$368,628	$368,628	$737,256

	As of December 31, 2011
	Number of	Current	Noncurrent	Total
	Instruments	Liability	Liability	Liability
Shares July 2012	245,274	$1,027,391	$-	$1,027,391
Shares July 2013	245,274	-	1,066,573	1,066,573
Shares July 2014	245,274	-	1,053,145	1,053,145
Total Common Shares	735,822	$1,027,391	$2,119,718	$3,147,109

Options July 2012	26,667	$64,180	$-	$64,180
Options July 2013	26,667	-	71,620	71,620
Options July 2014	26,666	-	76,180	76,180
Total Options	80,000	$64,180	$147,800	$211,980

Total Shares and Options	815,822	$1,091,571	$2,267,518	$3,359,089

14.	Related Party Transactions

Jinan Broadband

Payable to Jinan Parent

As of December 31, 2012, our payable to Jinan Guangdian Jiahe Digital Television Co., Ltd. (“Jinan Parent”) increased approximately $1,000, due to currency fluctuations. At December 31, 2012 and December 31, 2011, approximately $144,000 and $143,000, respectively, remained due to Jinan Parent. This amount represents the remaining balance due from the initial acquisition which is unsecured, interest free and has no fixed repayment terms.

Revenue

During the years ended December 31, 2012 and 2011, Jinan Broadband generated $147,000 and $158,000, respectively, of value-added service revenue from an affiliate, Jinan Radio and Television Networks Center (“Networks Center”). Networks Center is the owner of Jinan Parent who has a 49% ownership interest in Jinan Broadband.

Cost of Revenue

During the years ended December 31, 2012 and 2011, Jinan Broadband incurred service fees to Networks Center of approximately $35,000 and $47,000, respectively. To minimize administrative fees and maintain a low headcount at Jinan Broadband, Networks Center collects customer payments on behalf of Jinan Broadband and then remits the funds to Jinan Broadband. Networks Center charges Jinan Broadband a 2% service fee on the payments collected.

General and Administrative Expense

During the years ended December 31, 2012 and 2011, Jinan Broadband paid sales agency fees of approximately $69,000 and $31,000, respectively, to Networks Center for revenue collection on behalf of Jinan Broadband and network maintenance.

Accounts Payable

As of December 31, 2012 and 2011, respectively, Jinan Broadband had accounts payable to Networks Center of approximately $270,000 and $268,000, respectively, relating to maintenance, network leasing and facility rental fees. Jinan Broadband’s operation is located in a building that is owned by Networks Center. As such, Jinan Broadband shares the cable network usage with Networks Center. Additionally, Jinan Broadband utilizes Networks Center’s staff to provide cable network maintenance support to their customers. As such, Network Center charges Jinan Broadband fees for these services and usage of their facility.

Accrued Expense

Jinan Broadband had accrued network maintenance fees and network leasing fees to Networks Center of approximately $1,087,000 and $47,000 as of December 31, 2012 and 2011, respectively.

Sinotop

Amount due from Non-controlling Interest
Subsequent to our acquisition of Sinotop Hong Kong in July 2010, Sinotop and Hua Cheng entered into a variable interest entity agreement to form and operate Zhong Hai Video with equity ownership interests of 80% and 20%, respectively, of total registered capital of RMB 50 million. Sinotop contributed RMB 10 million and had a commitment to fund the remaining RMB 30 million. At December 31, 2011, Hua Cheng had not made its capital contribution of RMB 10 million. Accordingly, we recorded an amount due from non-controlling interest in the amount of $1,572,699.

During the third quarter of 2012, Zhong Hai Video reduced the total registered capital from RMB 50 million (USD 7,903,000) to RMB 12.5 million (USD 1,871,000).  Following the registered capital  reduction, Hua Cheng contributed a software management system valued at RMB 2,519,700 (USD 398,000) and Sinotop no longer had a commitment to fund the remaining RMB 30 million as noted above.   As of December 31, 2012 there is no amount due from our non-controlling interest.

Cost of Revenue

During the year ended December 31, 2012 Zhong Hai Video paid licensed content fees to Hua Cheng  Film and Television Digital Program Co., Ltd., a related party, of RMB 1,000,000 (USD 159,000).

15.	Retail Financing, December 2012

On December 14, 2012, we entered into an underwriting agreement with Chardan Capital Markets LLC, as representative of several underwriters, and National Securities Corporation, as qualified independent underwriter (collectively, the “Underwriters”) in connection with the offer and sale by the Company of 1,800,000 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $1.50 per share.  The Company received net proceeds from this offering of $2,193,738, after deducting underwriting discounts and commissions.  The shares were offered and sold under a prospectus supplement and related prospectus filed with the U.S. Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-183689).  The offering closed on December 19, 2012.

16.	Private Financing, August 2012

On August 30, 2012, we entered into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company offered the Investors the option to purchase either (i) Class A Units, with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share and (b) a common stock purchase warrant (each a “Warrant,” and, collectively, the “Warrants”) to purchase one share of Common Stock at an exercise price of $4.25 per share, or (ii) Class B Units, with each Class B Unit consisting of one share of the Company’s Series C Preferred Stock, par value $0.001 per share, and a Warrant. The per unit price for each of the Class A Units and the Class B Units was $4.00.

On August 30, 2012, the Company closed the transactions contemplated by the Purchase Agreement and issued and sold to Investors (i) an aggregate of 646,250 Class A Units (consisting of an aggregate of 646,250 shares of Common Stock and Warrants to purchase 646,250 shares of Common Stock), and (ii) an aggregate of 250,000 Class B Units (consisting of an aggregate of 250,000 shares of Series C Preferred Stock and Warrants to purchase 250,000 shares of Common Stock). The Company received aggregate gross proceeds of $3,585,000.

The proceeds from the sale were allocated to Common Stock, Series C Convertible, Preferred Stock, warrants and beneficial conversion features based on the relative fair value of the securities in accordance with ASC 470-20-30. The value of the Common Stock and Series C Preferred stock was based on the closing price paid by investors. The fair value of the warrants was calculated using the Black-Scholes model with the following assumptions: expected life of 5 years, expected dividend rate of 0%, volatility of 75% and an interest rate of .66%. The exercise price of the warrants is $4.25.

The Company recognized a beneficial conversion feature discount on Series C Convertible Preferred Stock at its intrinsic value, which was the fair value of the common stock at the commitment date for Series C Convertible Preferred Stock investment, less the effective conversion price. The Company recognized approximately $342,000 of beneficial conversion feature as an increase in additional paid in capital in the accompanying consolidated balance sheet on the date of issuance of Series C Convertible Preferred Stocks since these shares were convertible at the issuance date.  The Series C Preferred Stock have been classified as temporary equity as of December 31, 2012, based on their conversion characteristics.   The Series C Preferred Stock is not deemed to be an embedded derivative instrument to be bifurcated since it’s indexed to its own stock.

In accordance with FASB ASC 815-40-15-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”, the warrants have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the consolidated statement of operations. On August 30, 2012, such warrants were valued at $1,525,000 utilizing a valuation model and were initially recorded as a liability.  As of December 31, 2012, the warrant liability was re-valued using a Monte Carlo valuation as disclosed in Note 12, Fair Value Measurement, and was adjusted to its new fair value of approximately $878,000 as determined by the Company, resulting in a gain of approximately $647,000.

As a result of the Negative Clawback provisions included in the warrant agreement we have reset the exercise price from $4.25 per share to $1.50 per share.  The fair value calculation on our warrant liability includes this reset.

The Purchase Agreement contains customary representations, warranties and covenants. In addition, the Company agreed to a negative clawback provision. Under the Negative Clawback, if at any time after the closing the Company consummates an underwritten public offering with respect to the purchase and sale of Common Stock or preferred stock (collectively, “Additional Securities”) of the Company resulting in a price per share of such Additional Securities (after giving effect to the conversion of any preferred stock to be issued in the Subsequent Public Financing) of less than $4.00, then, simultaneously with the closing of such Subsequent Public Financing, the Company shall be obligated to issue to each Investor of Class A Units only, for no additional consideration, that number of Common Shares as is equal to (i) the number of Common Shares that would have been issuable to such Class A Investor at closing if the Per Unit Purchase Price were equal to the greater of (A) the Public Financing Price and (B) $2.50, minus (ii) the number of Common Shares issued to the Class A Investor at the closing.  As a result of our December 2012 retail financing the Company adjusted the number of shares in accordance with the negative clawback provisions and has recorded a charge to operations of $659,000 for the issuance of additional shares.  As of December 31, 2012, the Company has accrued such charge which is included in other current liabilities since it’s subject to shareholders’ approval which is expected in 2013.

The holder of shares of Series C Preferred Stock will not have the right to vote and will not have full voting rights and powers equal to the voting rights and powers of holders of the Company’s Common Stock. In addition, the holders of Series C Preferred Stock will not be entitled to convert any shares of Series C Preferred Stock into shares of the Common Stock if, after giving effect to the conversion, such holder would hold in excess of 9.99% of the Company’s outstanding Common Stock. Each share of Series C Preferred Stock is convertible, at any time at the option of the holder, into such number of shares of common stock equal to the product of (i) the number of shares of Series C Preferred Stock to be converted, multiplied by (ii) $4.00 divided by (iii) the conversion price, which is equal to the lesser of (x) $4.00 and (y) the price per share paid by investors in a Subsequent Public Financing; provided , however , that the conversion price shall not, in any event, be less than $2.50. Notwithstanding the foregoing, the conversion price shall equal $4.00, and there shall be no adjustment to the conversion price resulting from the price per share paid by investors in a Subsequent Public Financing, until the provisions of the Certificate regarding the adjustment to the conversion price are approved by shareholders holding a majority of the outstanding voting securities of the Company.  As a result of our December 2012 retail financing, we have adjusted the conversion price of the Preferred C Shares to the floor of $2.50 and as such have reflected the additional value amounting to $924,000 as a deemed dividend in the consolidated statement of operations.

Lastly, the Company paid issuance costs of approximately $119,000 and issued shares and warrants valued at approximately $515,000 to the placement agent related to the August 2012 financings.

17.	Private Financings, June 2011

On June 3, 2011, we completed a private placement transaction with FIL Investment Management (Hong Kong) Limited (“Fidelity”), professional fiduciary for various accounts from time to time. Pursuant to a securities purchase agreement between us and Fidelity, we issued to funds managed by Fidelity and its affiliates an aggregate of 979,213 shares of our common stock at a per share price of $6.60, resulting in aggregate gross proceeds to the Company of $6,462,806. Pursuant to the securities purchase agreement with Fidelity, we could not, during the six month period following the closing, without the prior written consent of Fidelity, issue any shares of our common stock, including securities that were exercisable or convertible into common stock except for (i) up to 1,958,426 shares of our common stock at a per share price equal to or greater than $6.60, (ii) shares of our common stock upon the exercise, exchange or conversion of our securities which were outstanding prior to the closing, (iii) shares of our common stock upon the exercise, exchange or conversion of callable warrants to purchase up to 666,667 shares of our common stock, with a per share exercise price equal to or greater than $6.60, and (iv) pursuant to our Stock Incentive Plan, options to purchase up to an aggregate of 440,000 shares of our common stock to new and existing employees in the normal course of business.

In connection with the private placement transaction with Fidelity, we entered into a registration rights agreement with Fidelity pursuant to which we were obligated to file a registration statement with the U.S. Securities and Exchange Commission within thirty days following the closing to register the shares of common stock issued to Fidelity. The registration statement was filed on June 29, 2011 and declared effective on July 8, 2011.

On June 7, 2011, we completed a private placement transaction with a group of twenty-seven accredited investors. Pursuant to a securities purchase agreement between us and the investors, we issued to the investors an aggregate of 675,000 shares of our common stock at a per share price of $6.60, resulting in aggregate gross proceeds of $4,455,000. The offer and sale of the shares to the accredited investors was made in compliance with the securities purchase agreement with Fidelity.

The Company paid issuance costs of $822,167 related to the June 2011 financings.

Stock Purchase Right

In connection with the June 3, 2011 private placement, we granted to Fidelity a right of first refusal during the six month period following the closing to purchase up to ten percent of the number of shares of common stock offered to other investors, as permitted in the securities purchase agreement, at a per share price of $6.60 and on identical terms as set forth in the securities purchase agreement.

In connection with the June 7, 2011 private placement, Fidelity had the right to purchase up to 75,000 shares of our common stock, or up to ten percent of the number of shares sold to the accredited investors, at a per share price of $6.60. On June 7, 2011, we agreed to modify the right with Fidelity to extend the right to purchase these shares until December 3, 2011 at a price of $6.60 per share. We valued this right at approximately $155,000 based on the Black-Scholes Merton model and recorded it as a right to purchase shares expense in connection with the placement. On December 4, 2011, we granted Fidelity an extension of this right to purchase for an additional six months and valued this right at approximately $39,000 and in June 2012, we granted another six month extension and valued this right at approximately $44,000. Both valuations were based on the Black-Scholes Merton model and were recorded as a right to purchase shares expense in connection with the placement.  As of December 31, 2012, this right of first refusal has expired.

18.	Net Loss Per Common Share

Basic net loss per common share attributable to YOU On Demand shareholders is calculated by dividing the net loss attributable to YOU On Demand shareholders by the weighted average number of outstanding common shares during the period. Diluted net loss per common share includes the weighted average dilutive effect of stock options, warrants and series preferred stocks.

For the years ended December 31, 2012 and 2011, the number of securities convertible into common shares not included in diluted EPS because the effect would have been anti-dilutive consists of the following:

	2012	2011
Warrants	1,348,975	358,579
Stock purchase right	-	75,000
Options	1,585,401	1,383,567
Series A Preferred Stock	933,333	933,333
Series B Preferred Stock	1,048,907	1,368,907
Series C Preferred Stock	250,000	-
Total	5,166,616	4,119,386

At December 31, 2012 and 2011, the Company has reserved 8,330,529 and 7,551,641 shares of its authorized but unissued common stock for possible future issuance in connection with the following:

	2012	2011
Exercise of stock warrants	1,348,975	358,579
Exercise of stock purchase right	-	75,000
Exercise and future grants of stock options	4,051,986	4,080,000
Exercise of preferred stock	2,382,240	2,302,240
Issuance of restricted stock grants	56,780	-
Contingent issuable shares in connection with Sinotop acquisition	490,548	735,822
Total	8,330,529	7,551,641

19.	Share-Based Payments

Stock Options

As of December 31, 2012, the Company has 1,585,401 options and 1,348,975 warrants outstanding to purchase shares of our common stock.

The following table provides the details of the approximate total share based payments expense during the years ended December 31, 2012 and 2011:

	2012	2011
Stock option amortization	$766,000	$599,000	(a)
Stock issued for services	572,000	10,000	(b)
Stock warrants issued for services	39,000	25,000
Right to purchase shares	44,000	194,000	(see note 17)
	$1,421,000	$828,000

(a)
The Company accounts for its stock option awards pursuant to the provisions of ASC 718, Stock Compensation. The fair value of each option award is estimated on the date of grant using the Black-Scholes Merton valuation model. The Company recognizes the fair value of each option as compensation expense ratably using the straight-line attribution method over the service period, which is generally the vesting period. The Black-Scholes Merton model incorporated the following assumptions for the options granted in 2012 and 2011: risk-free interest rate of 1.73% to 3.43%, expected volatility of 60% and 75%, expected life of 10.0 years and expected dividend yield of 0%.

(b)
In the second quarter of 2012, the Company appointed two new “independent” (as defined under the NASDAQ listing requirements) members to the Board of Directors. In connection with the appointment we granted each of our three “independent” directors 10,000 restricted shares to be vested quarterly over one year.

During 2012, the Company granted 196,620 shares to certain consultants and Directors for services. As of December 31, 2012, there were 181,620 shares vested. We recorded the common shares at the closing price on the issue date and expensed to consulting, marketing and technology services $294,000 during the year ended December 31, 2012.  We recorded $278,000 to prepaid expense to be recognized for services provided in 2013.  During the year ended December 31, 2011, we recorded $10,000 for other consulting services.

Effective as of December 3, 2010, our Board of Directors approved the YOU On Demand Holdings, Inc. 2010 Stock Incentive Plan (“the Plan”) pursuant to which options or other similar securities may be granted. The maximum aggregate number of shares of our common stock that may be issued under the Plan is 4,000,000 shares.

Stock option activity from commencement of plan through December 31, 2012 is summarized as follows:

	Options	Weighted Average
	Outstanding	Exercise Price
Approved plan	4,000,000

Outstanding at December 31, 2010	1,285,567	$3.00
Granted	111,333	4.91
Exercised	-	-
Canceled	(13,333)	3.00
Outstanding at December 31, 2011	1,383,567
Granted	227,567	4.48
Exercised	(1,347)	3.80
Canceled	(24,386)	5.38
Outstanding at December 31, 2012	1,585,401	$3.54

Options exercisable as of December 31, 2012 (vested)	1,067,404	$3.32

Options available for issuance at December 31, 2012	2,414,599

As of December 31, 2012, there was no aggregate intrinsic value of shares outstanding and exercisable since our closing stock price was below all of the exercise prices.

The following table summarizes information concerning outstanding and exercisable options as of December 31, 2012:

		Weighted Average
		Remaining
	Number	Contractual Life	Weighted Average	Number	Weighted Average
Range of Exercise Prices	Outstanding	(Years)	Exercise Price	Exerciseable	Exercise Price
$3 - $4	1,338,000	8.17	$3.04	1,000,570	$3.03
$4 - $8	243,168	8.95	6.43	62,601	6.63
$8 - $33	0	0	0.00	0	0
$33 - $34	2,000	0.46	33.75	2,000	33.75
$34 - $45	900	0.20	45.00	900	45.00
$45 - $75	1,333	5.20	75.00	1,333	75.00
	1,585,401	8.09	$3.43	1,067,404	$3.32

As of December 31, 2012, there were 1,585,401 options outstanding with 1,067,404 options exercisable.

The following table summarizes the status of options which contain vesting provisions:

		Weighted
		Average
		Grant Date
	Options	Fair Value
Non-vested at January 1, 2012	675,209	$3.33
Granted	200,900	4.58
Vested	(336,837)	3.46
Canceled	(20,219)	5.30
Non-vested at December 31, 2012	519,053	$3.66

As of December 31, 2012 the Company had total unrecognized compensation expense related to options granted of approximately $1,407,000 which will be recognized over a remaining service period of 4.0 years.

Warrants

In connection with the Company’s Share Exchange, capital raising efforts in 2007, the Company’s January 2008 Financing of Convertible Notes and Class A Warrants, the April 2010 Convertible Note, the July 2010, June 2011, August 2012 and December 2012 financings, the WB Agreement and a service agreement, the Company issued warrants to investors and service providers to purchase common stock of the Company. As of December 31, 2012, the weighted average exercise price was $14.42 and the weighted average remaining life was 3.92 years. The following table outlines the warrants outstanding as of December 31, 2012 and December 31, 2011:

	2012	2011
	Number of	Number of
	Warrants	Warrants	Exercise	Expiration
Warants Outstanding	Outstanding	Outstanding	Price	Date
Share Exchange Consulting Warrants ($45.00 exercise price)	59,664	59,664	$45.00	1/11/2013
2007 Private Placement Broker Warrants ($45.00 exercise price)	8,533	8,533	$45.00	1/11/2013
2007 Private Placement Investor Warrants ($150.00 exercise price)	53,333	53,333	$150.00	1/11/2013
July 2010 Sinotop Acquisition Warrants ($45.00 exercise price)	17,049	17,049	$45.00	1/11/2013
July 2010 Sinotop Acquisition Warrants ($150.00 exercise price)	13,333	13,333	$150.00	1/11/2013
May 2011 Warner Brothers Warrants ($6.60 excercise price)	200,000	200,000	$6.60	5/11/2016
June 2011 Fidelity Right to Purchase ($6.60 exercise price)	-	75,000	$6.60	12/3/2012
2011 Service Agreement Warrants ($7.20 exercise price)	20,000	6,667	$7.20	6/15/2016
2012 August Financing Warrants ($4.25 exercise price)	977,063	-	$4.25	8/30/2017	(1)
	1,348,975	433,579

(1)
As a result of the negative clawback provisions included in our warrant agreements associated with our August 2012 private financings, the exercise price of $4.25 per share is expected to be reset to $1.50 per share after shareholder approval.

20.	Income Taxes

(A)	Corporate Income Tax (“CIT”)

YOD was incorporated in Nevada and is subject to U.S. federal and state income tax.

CB Cayman was incorporated in Cayman Islands as an exempted company and is not subject to income tax under the current laws of Cayman Islands.

Sinotop Hong Kong was incorporated in HK as a holding company.  The statutory income tax rate in HK is 16.5%.

All of the Company’s income is generated in the PRC.  WFOE, YOD WFOE, Sinotop Beijing, Zhong Hai Video, Jinan Zhongkuan, Jinan Broadband are PRC entities.  The income tax provision of these entities is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in the PRC.

In accordance with the Corporate Income Tax Law of the PRC (“CIT Law”), effective beginning on January 1, 2008, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income. The definition of “place of effective management” refers to an establishment that exercises, in substance, and among other items, overall management and control over the production and business, personnel, accounting, and properties of an enterprise.  If the Company’s non-PRC incorporated entities are deemed PRC tax residents, such entities would be subject to PRC tax under the CIT Law.  Since our non-PRC entities have accumulated loss, the application of this tax rule will not result in any PRC tax liability.

The CIT Law imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China. Under the PRC-HK tax treaty, the withholding tax on dividends is 5% provided that a HK holding company qualifies as a HK tax resident as defined in the tax treaty.  No provision has been made for U.S income taxes on the earnings generated by the Company’s foreign subsidiaries since the Company plans to permanently reinvest all such earnings outside the U.S.

The provision for income tax expense (benefit) consists of the following components:

	2012	2011
Income (loss) before tax	$(16,640,490)	$(13,011,772)
Current tax expense (benefit)
United States	$(21,875)	$1,620
PRC/Hong Kong	-
	(21,875)	1,620

Deferred tax (benefit) expense other than the benefit of net operating losses
United States	-	-
PRC/Hong Kong	(270,830)	(193,781)
	(270,830)	(193,781)

Deferred tax (benefit) of net operating losses
United States	-
PRC/Hong Kong	(60,380)	(177,546)
	(60,380)	(177,546)

Total income tax (benefit) expense	$(353,085)	$(369,707)

A reconciliation of the expected income tax derived by the application of the 34% U.S. corporate income tax rate to the Company's loss before income tax benefit is as follows:

	2012	2011

Net loss before income taxes	$(16,640,490)	$(13,011,772)

Expected income tax benefit at 34%	(5,657,767)	(4,424,002)

Nondeductible expenses	480,620	379,915
Non-taxable gain on deconsolidation of Shandong Media	(25,536)	-
Non-taxable gain on AdNet	-	(563,319)
Non-taxable change in warrant liabilities	(220,083)	-
Non-taxable (gain) loss on contingent consideration	(446,571)	-
Rate-differential on foreign income invested indefinitely	1,228,607	1,180,646
Increase in valuation allowance	4,286,768	2,960,535
Change in estimates - offset by changes in valuation allowance above	22,752	-
Removal of deferred tax assets relating to pre-merger NOLs	2,280,194	-
Change in valuation allowance related to pre-merger NOLs	(2,280,194)	-
Other changes in estimates	-	94,898
Unrecognized tax benefits	(21,875)	1,620

Income tax expense (benefit)	$(353,085)	$(369,707)

Deferred income taxes are recognized for future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and income tax purposes using enacted rates expected to be in effect when such amounts are realized or settled. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2012 and 2011 are as follows:

	2012	2011
Deferred tax assets

U.S. NOL - pre-stock exchange transaction	$-	$2,280,194
U.S. NOL - subsequent to stock exchange transaction	5,134,195	3,365,208
Foreign NOL	2,105,960	1,064,145
Deferred revenue	429,346	439,521
Reserve for returns	-	21,502
Fixed assets cost basis	1,604,393	1,468,092
Costs capitalized for tax	10,452	-
Accrued payroll	21,675	8,500
Accrued expenses	905,265	-
Deferred rent	390	-
Expenses prepaid for tax	6,902	-
Inventory reserves	160,000	150,927
Allowance for doubtful accounts	1,587	34,090
Equity method investee	-	4,927
Investment in and advance to cost method investee	33,724	-
Nonqualified options	207,443	109,214
Marketable securities	100,795	100,795
AMT credits	-	17,952
Charitable contribution carryover	757	680
Capital loss carryover	482,898	482,898
Total deferred tax assets	11,205,782	9,548,645

Less: valuation allowance	(10,699,560)	(9,057,657)

Deferred tax liabilities

Basis in equity method investee	(13,256)	-
Intangible assets	(798,815)	(1,279,729)
Total deferred tax liabilities	(812,071)	(1,279,729)

Net deferred tax liability	$(305,849)	$(788,741)

As of December 31, 2012, the Company had approximately $15.2 million of the U.S domestic cumulative tax loss carryforwards (which excludes the NOL carryforwards of approximately $1.7 million because of the uncertainty of the position being sustained) and approximately $8.7 million of the foreign cumulative tax loss carryforwards, which may be available to reduce future income tax liabilities in certain jurisdictions.  These U.S. and foreign tax loss carryforwards will expire beginning year 2027 through 2032 and year 2013 to year 2017, respectively.  The non-recognition of the tax benefits, while reducing the net operating loss carryovers, gives rise to a capital loss carryover of $1,420,289.  Utilization of net operating losses may be subject to an annual limitation due to ownership change limitations provided in the Internal Revenue Code and similar state and foreign provisions.  This annual limitation may result in the expiration of net operating losses before utilization.

Realization of the Company’s net deferred tax assets is dependent upon the Company’s ability to generate future taxable income in appropriate tax jurisdictions to obtain benefit from the reversal of temporary differences and net operating loss carryforwards.  The valuation allowance increased by $641,903 (net of approximately $396,000 valuation allowance eliminated with the deconsolidation of Shandong Media) and $2,962,985 during the year ended December 31, 2012 and 2011, respectively. The increase was primarily related to increases in net operating loss carryovers, which the Company does not expect to realize.

(B)	Uncertain Tax Positions

Accounting guidance for recognizing and measuring uncertain tax positions prescribes a threshold condition that a tax position must meet for any of the benefit of uncertain tax position to be recognized in the financial statements.  The following is a reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31, 2012 and 2011:

	2012	2011
Balance, beginning of year	$21,875	$20,255
Increase from prior year's tax positions	884	1,620
Reduction resulting from the lapse of the statute of limitations	(22,759)	-
Balance, end of year	$-	$21,875

As of December 31, 2012 and 2011, the Company did not accrue any material interest and penalties.

The Company's United States income tax returns are subject to examination by the Internal Revenue Service for at least 2009 and later years. Because of the uncertainty regarding the filing of tax returns for years before 2007, it is possible that the Company is subject to examination by the IRS for earlier years. All of the Chinese tax returns for the Chinese operating companies are subject to examination by the Chinese tax authorities for all periods from the companies' inceptions in 2007 through 2012 as applicable.

21.	Commitments and Contingencies

The Company has employment agreements with certain employees that provide severance payments upon termination of employment under certain circumstances, as defined in the applicable agreements. As of December 31, 2012, the Company's potential minimum cash obligation to these employees was approximately $867,000.

The Company is committed to paying leased property costs related to our China offices through 2014 as follows:

Leased
Property
Years ending December 31,	Costs
2013	$317,000
2014	17,000
Total	$334,000

The Company is committed to paying  content costs through 2016 as follows:

Content
Years ending December 31,	Costs
2013	$1,860,000
2014	2,161,000
2015	2,292,000
2016	1,031,000
Total	$7,344,000

The Company is committed to paying service fees to certain consultants of $85,000 through 2013.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

22.	Defined Contribution Plan

During 2011, the Company began sponsoring a 401(k) defined contribution plan ("401(k) Plan") that provides for a 100% employer matching contribution of the first 3% and a 50% employer matching contribution of each additional percent contributed by an employee up to 5% of each employee’s pay. Employees become fully vested in employer matching contributions after six months of employment. Company 401(k) matching contributions were approximately $62,000 and $46,000 for the years ended December 31, 2012 and 2011, respectively.

23.	Subsequent Events

In January 2013, 7,866,800 Series B Preferred Shares were converted to 1,048,907 shares of common stock.  Also, in the first quarter of 2013, as discussed in Note 18 and pursuant to our vesting arrangements, we issued 28,390 shares to our independent board members and to certain consultants for services.